                                                                    EXHIBIT 10.4

                     ONLINE TRANSACTION TECHNOLOGIES, INC.

                       PREFERRED STOCK PURCHASE AGREEMENT

     THIS PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of December 15, 1998, by and among ONLINE TRANSACTION TECHNOLOGIES, INC., a California corporation (the "Company"), and CUMETRIX DATA SYSTEMS CORPORATION (the "Purchaser").

                                    RECITALS

A. WHEREAS, the Company has authorized the sale and issuance of shares of its unissued and outstanding Series A-1, A-2, and A-3 Preferred Stock (collectively, the "Series A Preferred Stock");

B. WHEREAS, Purchaser desires to purchase Series A-1 Preferred Stock and the Company desires to issue and sell the Series A Preferred Stock to the Purchaser on the terms and conditions set forth herein;

C. WHEREAS, Purchaser shall receive upon issuance of the Series A-1 Preferred Stock an option (the "First Option") to acquire shares of the Company's Series A-2 Preferred Stock on the terms described below and as set forth more fully in the form of First Stock Option Agreement attached hereto as Exhibit A (the "First Stock Option Agreement"); and

D. WHEREAS, Purchaser shall receive upon exercise of the First Option an additional option (the "Second Option" and, together with the First Option, the "Options") to acquire shares of the Company's Series A-3 Preferred Stock on the terms described below and as set forth more fully in the form of the Second Stock Option Agreement attached hereto as Exhibit B (the "Second Stock Option Agreement," and together with the First Stock Option Agreement the "Option Agreements").

   NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. AGREEMENT TO SELL AND PURCHASE.

1.1 Purchase of Series A-1 Preferred Stock. At the closing (as defined in section 2 below), the Company agrees to sell to Purchaser and Purchaser agrees to purchase from the Company, the number of shares of the Company's Series A-1 Preferred Stock (the "Purchase Shares") equal to the remainder of (a) the quotient of (x) the number of shares of the Company's Common Stock issued and outstanding (including shares issuable upon conversion or exercise of outstanding options, warrants, rights and convertible debt or equity securities other than the options granted pursuant to this agreement) as of the

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     closing date (as defined in section 2 below) divided by (y) .9714, minus
                                                                        -----
     (b) the number of shares of the Company's Common Stock issued and outstanding (including shares issuable upon conversion or exercise of outstanding options, warrants, rights and convertible debt or equity securities other than the options granted pursuant to this agreement) all determined on an as-converted basis as of the Closing Date (as defined in section 2 below). The per share purchase price (the "Per Share Price") of the shares shall be equal to the quotient of (x) $100,000 divided by (y) the number of Purchase Shares. The total purchase price (the "Purchase Price") for the Purchase Shares shall be $100,000. The Purchase Shares shall be sold at the Closing as hereinafter provided.

1.2 Designation of Rights, Preferences and Privileges of the Series A Preferred Stock. Attached hereto as Exhibit 1.2 is a true and correct copy of a form of an Amendment and Restatement of the Articles of Incorporation (the "Restated Articles") duly authorized and adopted by the Company by all necessary corporate action and submitted for filing with the Secretary of State of the State of California. Upon acceptance of the Restated Articles by the Secretary of State of California, the Series A Preferred Stock and the Common Stock shall have the rights, preferences, privileges and restrictions set forth in the Restated Articles.

2. CLOSING, DELIVERY AND PAYMENT AND WARRANT ISSUANCES.

2.1 Closing. The closing (the "Closing") of the sale and purchase of the Purchase Shares under this Agreement shall occur on a date that is within three (3) business days of the satisfaction (or waiver) of all conditions to closing set forth in Section 7; provided, however, that if the Closing
                                        --------  -------
     shall not have occurred by 11:59 p.m. on December 31, 1998 other than as a result of a breach of this Agreement by the Company, this Agreement shall terminate, become void ab initio, and be of no force or effect. The date
                            ---------------------------------------
     of the occurrence of the Closing shall be referred to herein as the "Closing Date."

2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser certificates representing the number of Purchase Shares to be purchased at the Closing by Purchaser, against payment of the Purchase Price therefor by check or wire transfer made payable to the order of the Company.

2.3  Warrant Issuances.

2.3.1 At the Closing, the Company shall issue to Purchaser the First Option duly executed on behalf of the Company, substantially in the form of Exhibit A attached hereto, to acquire such number of shares of the Company's authorized but unissued Series A-2 Preferred Stock (the "First Option Shares") equal to the remainder of (A) the quotient of (x) the number of shares of the Company's Common Stock issued and outstanding (including shares issuable upon conversion or exercise of outstanding options, warrants, rights and convertible debt or equity securities other than options granted pursuant to this Agreement) all determined on an as-converted basis as of the date the First Option is

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       exercised, divided by (y) .7429, minus (B) the number of shares of the
                                        -----
       Company's Common Stock issued and outstanding (including shares issuable upon conversion or exercise of outstanding options, warrants, rights and convertible debt or equity securities other than options granted pursuant to this Agreement) as of the date the First Option is exercised.

2.3.2 Upon the exercise of the First Option (the "First Option Exercise Date"), the Company will issue to Purchaser the Second Option duly executed on behalf of the Company, substantially in the form of Exhibit B attached hereto, to acquire such number of shares of the Company's authorized but unissued Series A-3 Preferred Stock (the "Second Option Shares") equal to the remainder of (A) the quotient of (x) the number of shares of the Company's Common Stock issued and outstanding (including shares issuable upon conversion or exercise of outstanding options, warrants, rights and convertible debt or equity securities other than options granted pursuant to this Agreement) as of the date the Second Option is initially exercised, divided by (y) .7857, minus (B) the number of shares of the
                                        -----
       Company's Common Stock issued and outstanding (including shares issuable upon conversion or exercise of outstanding options, warrants, rights and convertible debt or equity securities other than options granted pursuant to this Agreement) all determined on an as-converted basis as of the date the Second Option is initially exercised. The per share exercise price of the Second Option Shares shall be equal to the quotient of (x) $8,000,000 divided by (y) the number of Second Option Shares. The total purchase price of the Second Option Shares shall be $8,000,000.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

3.1 Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of California and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as proposed to be conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in California and in all other jurisdictions in which the failure to be so qualified would have a material adverse effect upon the business as now conducted.

3.2 Capitalization; Voting Rights. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (i) 10,000,000 shares of Common Stock, 3,000,000 shares of which are issued and outstanding and (ii) 2,657,122 shares of preferred stock, designated Series A Preferred Stock, of which 88,326 shares shall be designated Series A-1 Preferred Stock none of which will be issued and outstanding, 1,068,796 shares shall be designated as Series A-2 Preferred Stock, none of which will be issued and outstanding, and 1,500,000 shares shall be designated as Series A-3 Preferred Stock, none of which will be issued and outstanding. All issued and outstanding shares of the Company's Common Stock and Preferred Stock(a) have been duly authorized and (b)

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     the Company's Common Stock is validly issued, fully paid and nonassessable.
     The First Option Shares and the Second Option Shares have been duly and validly reserved for issuance and, upon issuance and delivery against payment therefor, will be validly issued, fully paid and nonassessable. Except as may be granted pursuant to the Options and the Option Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Option Agreements, the Purchased Shares, the First Option, the Second Option, the First Option Shares and the Second Option Shares (collectively, the "Securities") will be validly issued (and, in the case of the Purchased Shares, the First Option Shares and the Second Option Shares only), fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Option Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Purchased Shares pursuant hereto and the First Option Shares and the Second Option Shares pursuant to the Option Agreements has been taken or will be taken prior to the Closing. The Agreement and the Option Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions in Section 6 of the Option Agreements may be limited by applicable laws. The sale of the Purchased Shares and the subsequent issuance of shares of the Company's Series A Preferred Stock upon exercise of the First Option Shares and the Second Option Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.4 Compliance With Contracts. Except as set forth in the Disclosure Letter, the Company is in compliance in all respects with the terms and provisions of its Articles of Incorporation and bylaws. The Company is in compliance in all material respects with the terms and provisions of each mortgage, indenture, lease, agreement and other instrument relating to obligations of the Company, and of all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which its properties or assets are subject, in each case or in the aggregate if the failure to comply would have a material adverse effect on the business, properties, or condition, financial or otherwise, of the Company. Neither the execution and delivery of this Agreement or the Option Agreements, nor the consummation of any transaction contemplated hereby or thereby,

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     has constituted or resulted in a default or violation of any term or provision in any of the foregoing documents or instruments.

3.5 Registration Rights. Except as set forth in this Agreement, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in an offering of shares under any such registration statement.

3.6 Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the issuance and sale of the Securities.

3.7 No Brokers or Finders. The Company owes no commission, fee or other compensation to any Person as a finder or broker as a result of the transactions contemplated by this Agreement.

3.8 Good Title. The Company has title to, or a valid leasehold interest in, its properties and assets in each case free and clear of all liens, claims, security interests, charges and encumbrances, except such liens, claims, security interests, charges and encumbrances as arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets, and has the right to use all the assets it presently uses in the operation of its business. The properties and assets of the Company are in all material respects in good operating condition and repair, normal wear and tear excepted.

3.9 Subsidiaries. The Company does not own, control, directly or indirectly, any other corporation, association, partnership or other business entity or own any shares of capital stock or other securities of any other Person.

3.10 Certain Transactions. Except as thoroughly set forth in the Disclosure Letter and other than the interest arising from a Person's stock ownership of the Company or for compensation as an employee or director of the Company, there are no material transactions between the Company, on the one hand, and any of its officers, directors or shareholders, or their immediate family members, on the other hand, and no such person is an interested party to any material contract of the Company or to the best of the Company's knowledge holds a direct or indirect ownership interest in any business or corporation which competes with the Company, except that any such Person may own up to one percent of the stock of a company whose stock is publicly traded and that does or may compete with the Company.

3.11 Material Contracts and Commitments. All of the material contracts, agreements and instruments to which the Company is a party, are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. A material contract is a

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     contract reasonably deemed to be material by the Company.  A true and correct copy of each of such material written contracts and a description of such material oral contracts, together with all amendments, waivers or other changes thereto has been supplied to the Purchaser and its counsel.

3.12 Patents, Copyrights and Trademarks. To the best knowledge of the Company and its officers and current shareholders (the "Company's Knowledge"), the Company has sufficient title to and ownership of, or can obtain on terms which will not result in any material adverse effect on its businesses, all necessary patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets, inventions, franchises, computer software and other proprietary rights necessary for their businesses as now conducted, or as presently proposed to be conducted through calendar year 1999, without, to the Company's Knowledge, any conflict with or infringement of, the rights of others. To the Company's Knowledge, no employee has violated, or is currently violating, any intellectual property rights of any other person or entity. To the Company's Knowledge, no third party is infringing upon or violating any of the intellectual property rights of the Company. The Company has not granted any license or option or entered into any agreement of any kind with respect to the use of its proprietary information, other than licenses to and uses of its products made in the ordinary course of its business.

3.13 Employees and Employee Benefit Plans. The Company does not have any employment contracts with any of its employees not terminable at will (upon notice as provided in such employee contracts) and does not have any collective bargaining agreements covering any of its employees. Other than as disclosed in the Disclosure Letter, there is no pension, health, profit-sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, or other employee benefit or welfare benefit plan with respect to any officer or employee of the Company.

3.14 Year 2000.   All software material to the Company's business, including without limitation all of the Company's software products, is Year 2000 Compliant, as defined herein. For purposes of this Agreement, "Year 2000 Compliant" shall mean the ability of software to provide all of the following functions: (a) consistently handle data information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (b) function accurately, in accordance with any and all published documentation, and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (c) respond to two-digit year-date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century.

3.15 Proprietary Information. Each employee, officer and consultant of the Company is subject to a valid and binding Proprietary Information and Inventions Agreement in

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      substantially the forms provided to counsel to the Purchaser. The Company is not aware that any of its employees, officers or consultants are in violation thereof.

3.16 Disclosure. No representation, warranty or statement by the Company in this Agreement or in any written statement or certificate required by this Agreement to be furnished to Purchaser or its counsel pursuant to this Agreement contains or will contain any untrue statement of material fact or to the Company's Knowledge, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Option Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Option Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Option Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 6 of the Option Agreements may be limited by applicable laws

4.2 Investment Representations. Purchaser understands that the Securities have not been registered under the Securities Act. Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

4.2.1 Acquisition for Own Account. Purchaser is acquiring the Securities for Purchaser's own account for investment only, and not with a view towards their distribution.

4.2.2 Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act..

4.2.3 Company Information. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities.

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      Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

4.2.4 Rule 144. Purchaser acknowledges and agrees that the Purchased Shares, the First Option, the Second Option and, if issued, the First Option Shares and Second Option Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

4.2.5 Residence. The office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on the signature page hereof.

4.3 Transfer Restrictions. Purchaser acknowledges and agrees that the Purchased Shares, the First Option, the Second Option and, if issued, the First Option Shares and the Second Option Shares are subject to restrictions on transfer as set forth in the Option Agreements.

5. COVENANTS OF THE COMPANY

5.1 Affirmative Covenants of the Company Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that until a Covenant Termination Event (as defined in Section 9) it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not, without approval of the Purchaser, amend, revise or waive any terms of this Section 5.1:

5.1.1 Payment of Taxes and Trade Debt. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim (i) that is being contested in good faith and by appropriate proceedings if the Company or Subsidiaries concerned shall have set aside on its books adequate reserves with respect thereto as shall be determined by its Board of Directors or (ii) if the failure to pay such tax, assessment, charge, levy or claim would not have a material adverse effect on the business, properties, or condition,

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      financial or otherwise, of the Company. Pay, and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, after any adjustments agreed upon among the parties thereto, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or its Subsidiaries, except (i) such as are being contested in good faith and by appropriate proceedings if the Company or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto as shall be determined by its Board of Directors or (ii) if the failure to pay would not have a material adverse effect on the business, properties, or condition, financial or otherwise, of the Company.

5.1.2 Maintenance of Insurance. Maintain, and as appropriate and necessary cause each Subsidiary to maintain, with responsible and reputable insurance companies or associations insurance in such amounts and covering such risks as is usually carried by companies of similar size engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary.

5.1.3 Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and where failure to qualify would have a materially adverse effect upon the Company. Preserve and maintain, and cause each Subsidiary to preserve and maintain, all material licenses and other material rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business, unless fair and reasonable consideration is received by the Company or such subsidiary in exchange for such licenses or other rights.

5.1.4 Compliance with Laws. Comply in all material respects with all applicable laws. rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings, so long as the Company shall have set up sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.

5.1.5 Keeping of Records and Books of Account. Keep, and cause each Subsidiary to keep, materially adequate records and books of account, in which materially complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all material financial transactions of the Company and such Subsidiary, and in which, for each fiscal year, all material proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

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5.1.6  Maintenance of Properties, etc, Maintain and preserve, and cause each
       Subsidiary to maintain and preserve, all of its properties that the Board of Directors of the Company or such Subsidiary deems necessary in the proper conduct of its business, in good repair, working order and condition in all material respects, ordinary, wear and tear excepted, it being understood that this covenant relates only to the working order and condition of such properties and shall not be construed as a covenant not to dispose of properties.

5.1.7 Compensation. Cause aggregate compensation of Colin Kruger, Igor Kogan and Michael Shirman each to be fixed (i) at amounts not to exceed $8,333.33 per month during the period from the date of this Agreement through December 31, 1999, and (ii) thereafter, at amounts not in excess of the levels set forth in the Company's Budget for the applicable period established as required by Section 5.1.10 below (the Budget")

5.1.8 New Developments. Cause all material technological or other material proprietary developments, inventions, discoveries or improvements by the Company's or any Subsidiary's employees to be fully documented in accordance with the practice in the industry. Cause all employees and, all consultants hereafter employed by the Company and each Subsidiary, to execute appropriate patent and copyright assignment agreements to the Company and, when the Company so requests, to file and prosecute United States and foreign patent or copyright applications relating to and protecting such developments on behalf of the Company or such Subsidiary.

5.1.9 Employee Invention and Non-Disclosure Agreement. Use its best efforts to cause each employee or consultant and all employees hereafter employed by the Company or any Subsidiary promptly to execute an agreement substantially in the form of Attachment 5.1.9 hereto.
                                    ----------------

5.1.10 Budgets. Prior to the commencement of each fiscal year, prepare and submit to, and obtain Purchaser Budget Approval of a budget for the upcoming fiscal year (including projections or forecasts of capital and operating expenses, cash flow, and profits and losses, all itemized in reasonable detail, and setting forth compensation levels for all officers and the 6 most highly compensated employees and consultants), with the Purchaser Budget Approval for such budget being obtained no later than the end of the fiscal year then ending, and thereafter operate the business of the Company in accordance with such Budget. "Purchaser Budget Approval" means, (i) with respect to the budget for the fiscal year ending December 31, 1999, the approval of such Budget by the Purchaser at or prior to the Closing (or any amendments mutually agreed upon by the Company and the Purchaser), (ii) with respect to any Budget covering the first 18 full calendar months following the Closing, the written approval of such Budget by Purchaser in the exercise of Purchaser's sole discretion; provided that Purchaser agrees not to unreasonably withhold
                   --------
       approval of Budgets applicable to such period if variances between the applicable Budget and the budget for such period set forth in the Business Plan of the Company attached hereto as Attachment 5.1.10 (the
                                                       -----------------
       "Business Plan") do not exceed 20% in the case of budgeted marketing expense, and 10% in the case of all other budget items,

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       and (iii) with respect to the portion of any Budget covering the period following the completion of the first 18 full calendar months following the Closing, the written approval of such Budget by Purchaser in the exercise of its reasonable business judgment.

5.1.11 Financings. Promptly, fully and in detail, inform the Purchaser in advance of any material commitments or contracts relating to financing of any nature in which the Company pledges material corporate assets, other than under purchase money security interests secured only by the assets purchased with such financing in the ordinary course of business.

5.1.12 Required Use of Proceeds. Use the proceeds from the issuance and sale of the Shares hereunder as specified in Attachment 5.1.12.
                                               ------------------

5.1.13 Board of Directors; Chief Executive Officer. Provide Purchaser with at least 2 business days notice of any meeting of the Board of Directors of the Company or the taking of any action by unanimous written consent of the Board of Directors; and, from and after such time as the Purchaser has purchased Equity Securities of the Company with an aggregate purchase price of at least $1,000,000, (a) cause to be appointed to the Board of Directors of the Company and each committee thereof, one director nominated by the Purchaser, and (b) commence a search for a Chief Executive Officer (who shall have all the duties and responsibilities customarily given the most senior executive officer of a corporation and shall report only to the Board of Directors), whose appointment shall be subject to the approval of the Purchaser, which approval shall not be unreasonably withheld, and whose removal (and all subsequent appointments and removals of the Chief Executive Officer) shall be subject to the approval of the Purchaser, which approval shall not be unreasonably withheld.

5.1.14 Filing of Amended and Restated Articles of Incorporation. Prepare and file the Restated Articles, substantially in the form attached hereto as
       Exhibit 1.2, and use its best efforts to cause the Restated Articles to be accepted for filing by the Secretary of State of the State of California.

5.1.15 Execution and Delivery of Second Option Agreement. If the Purchaser exercises the First Option, as provided in the First Option Agreement attached hereto as Exhibit A, execute and deliver the Second Option Agreement, in the form attached hereto as Exhibit B, to the Purchaser.

5.2 Negative Covenants of the Company. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that until a Covenant Termination Event it will not take the actions contained in the following covenants and provisions, without the approval of the Purchaser, and will cause each Subsidiary, to not take the actions contained in the following covenants and provisions as are applicable to such Subsidiary, and will not, without the approval of the Purchaser amend, revise or waive any terms of this Section 5.2:

5.2.1 Issuance of Shares. The Company shall not issue any authorized but unissued shares of Series A Preferred Stock except to the Purchaser at the Closing or to the Purchaser in subsequent transactions.

5.2.2 Mergers, Sale of Assets, etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereinafter acquired) to any Person, or permit any Subsidiary to do any of the foregoing, except for sales, assignments, leases or other dispositions of assets in the ordinary course of business. Notwithstanding the foregoing, this clause shall be effective only (i) if and so long as the aggregate cash price paid by the Purchaser for Common Stock of the Company is at least 50% of the aggregate cash price received by the Company for all outstanding capital stock of the Company, and (ii) for all periods following exercise of the Second Option.

5.2.3 Maintenance of Ownership of Subsidiaries. Create any Subsidiary (i) that is not a Wholly-Owned Subsidiary, unless a majority of the Board of Directors of the Company shall have approved the creation of such Subsidiary or (ii) any of whose shares of capital stock shall be owned by any officer, director or shareholder of the Company or affiliate of an officer, director, or shareholder of the Company; sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to the Company or another Subsidiary, or to another Person who is not an officer, director, or shareholder of the Company, or affiliate of an officer, director, or shareholder of the Company, if, in the judgment of a majority of the Board of Directors of the Company, such sale or disposition is in the best interests of the Company; provided, however, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by subsection 4.2(a).

5.2.4 Dealings with Affiliates and Others. Enter into any material transaction, including, without limitation, any material loans or extensions of credit or royalty agreements, with any officer or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity, directly or indirectly controlled by one or more of such officers, directors or shareholders or members of their immediate families (other than any such transactions in the ordinary course of business which are in an amount not in excess of $5,000) unless such transaction is approved in advance by the Purchaser.

5.2.5 Change in Nature of Business. Make, or permit any Subsidiary to make, any material change in the nature of its business as carried on at the date hereof or as contemplated in the Business Plan.

5.2.6 Dividends. So long as the Purchaser is permitted to cause the Company to repurchase the Purchase Shares hereunder and if such right is exercised, until the Purchase Shares have been repurchased by the Company, declare or pay any cash dividends on any class of the Company's capital stock now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire any of the Company's capital stock of any class now or hereafter outstanding or otherwise return capital or make distributions of assets to shareholders as such, except repurchase of the Company's capital stock pursuant to the terms of Section 6.1 below. The Company shall not contribute assets in any material amount to any of its Subsidiaries who are not Wholly Owned Subsidiaries.

5.2.7 Stock Restriction Agreements, Stock Options. Authorize, grant or issue, upon the exercise of options or otherwise under any plan for the benefit of employees, officers, directors, or consultants of the Company a number of shares greater than 450,000 shares, (ii) issue any shares for consideration less than the fair market value of such shares except for shares issuable upon exercise of options, (iii) issue any options or warrants to purchase shares at a price which is less than the fair market value of the shares issuable upon exercise of such rights or options on the date such rights or options are issued, or (iv) authorize, grant or issue to employees, officers, directors of the Company compensatory options or rights which may be exercised in whole or in part prior to the completion of one year of continuous service to the Company.

5.3 Reporting Requirements. The Company will furnish the following to the Purchaser so long as the Company holds any Series A Preferred Stock (or Common Stock issued upon conversion of Series A Preferred Stock) and so long as the Options remain exercisable:

5.3.1 as soon as reasonably available, and in any event within thirty (30) days after the end of each fiscal quarter of the Company, unaudited Consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and unaudited Consolidated statements of income and retained earnings and of cash flow of the Company and its Subsidiaries for the period ending on the last day of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the prior fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief executive officer or chief financial officer of the Company as having been prepared in all material respects in accordance with generally accepted accounting principles consistently applied, not including footnote disclosures;

5.3.2 as soon as reasonably available and in any event within ninety (90) days after the end of each fiscal year of the Company thereafter, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein Consolidated and consolidating balance sheets of the Company as of the end of such fiscal year and Consolidated and consolidating statements of income and retained earnings and of cash flow of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by an a recognized independent certified public accountant which in the regular conduct of its business audits the financial statements of at least one company which files reports under Section 13 or 15(d) of the Exchange Act;

5.3.3 promptly upon the request of the Purchaser, any written report submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company and its Subsidiaries made by such accountants;

5.3.4 promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality,, domestic or foreign, materially affecting the Company and any Subsidiary;

5.3.5 at least thirty (30) days prior to the commencement of each fiscal year of the Company, a copy of the Budget provided for in Section 5.1.10; and

5.3.6 promptly after sending, making available, or filing the same, all reports and financial statements that the Company or any Subsidiary sends or makes available to the shareholders of the Company or the Securities and Exchange Commission.

5.4 Confidentiality. Each Purchaser represents and warrants that any information obtained by such Purchaser pursuant to Section 5.3 of this Agreement or otherwise obtained by such Purchaser from the Company if such information is designated as confidential information or is otherwise not available to the Purchaser or the public shall be treated as confidential and, except as may be required by applicable law or the rules of NASDAQ or any stock exchange applicable to Purchaser, shall not be disclosed to a third party (except a Purchaser's legal counsel, accountants or similar advisors) without the consent of the Board of Directors, except that such information shall not be deemed confidential for the purpose of enforcement of this Agreement or valuation of the Securities. At the request of the Board of Directors, any Person, prior to receiving any information pursuant to this Agreement, shall execute reasonable confidentiality agreements consistent with this Section 5.4.

6. REPURCHASE OPTION, FINANCING RESTRICTION AND RIGHT OF PARTICIPATION.

6.1 Repurchase Option. In the event that (i) Purchaser elects not to exercise the First Option by the First Option Expiration Date, and (ii) the Company secures additional equity financing in an amount not less than $1,000,000 other than from the Purchaser (together, the "Repurchase Condition"), Purchaser shall have an irrevocable option (the "Repurchase Option"), to elect to sell to the Company all of the Purchased Shares and the Company shall agree to purchase such Purchased Shares under the conditions contained in this Section 5.1. Upon Purchaser's election of the Repurchase Option, Purchaser shall deliver notice to the Company (the "Notice") of the Repurchase Option within thirty (30) days after the occurrence of the Repurchase Conditions. Within ninety (90) days after receipt of the Notice, the Company shall repurchase the Purchased Shares at the Per Share Price for an aggregate purchase price of $100,000 with no interest. If the Company shall fail to repurchase the Purchased Shares as required herein, without limitation of other remedies available to Purchaser hereunder, the amount due to Purchaser hereunder shall accrue interest at the rate of the lesser of 1.167% per month or the maximum rare permitted by law. The Company may satisfy its obligation to repurchase the Purchased Shares upon exercise by the Purchaser of the Repurchase Option by causing a third party to purchase the Purchased Shares; provided, that the Company shall remain liable for payment therefor.

6.2 Financing Restriction. Commencing on the Closing Date and ending on the earlier of (i) expiration of the First Option, or (ii) the date on which Purchaser elects to exercise the First Option, neither the Company nor any of its representatives shall enter into any agreement for a Financing Proposal (as defined below) unless Purchaser is a party to the relevant agreement or arrangement or consents in writing to such financing. The term "Financing Proposal," as used in this section, refers to any plan, proposal, agreement or understanding or arrangement contemplating any sale or issuance of any Debt Security or equity security related to the financing of the Company other than any sale or issuance to the shareholders of the Company.

6.3 Right of Participation. The Company shall afford the Purchaser with the following rights of participation:

6.3.1 Until the Company has completed a Qualified Public Offering, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, for cash or cash equivalents (i) any shares of Common Stock, (ii) any other equity security of the Company (other than the Purchased Shares, the First Option Shares and the Second Option Shares), including, without limitation, shares of Preferred Stock, (iii) , any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security of the Company (other than the Options), or (iv) any Debt Securities (collectively, the "Offered Securities"), unless in each such case the Company shall have offered to sell a portion of the Offered Securities to the Purchaser as follows: the Company shall offer to sell to the Purchaser on the same terms and conditions as the Offered Securities are being sold to other persons, that number of the Offered Securities so that Purchaser shall retain its then existing equity percentage of the Company on an as-converted fully diluted basis assuming for this purpose that the Options had been exercised in their entirety and all Series A Preferred Stock had been converted into Common Stock of the Company. For purposes of making this calculation, all outstanding options and warrants to purchase common stock and common stock issuable on the conversion of convertible securities of the Company shall be deemed to be issued and outstanding shares of Common Stock of the Company. The Company shall offer to sell to the Purchaser that portion of the Offered Securities as the aggregate number of shares of Series A Preferred Stock (on an as-converted basis) then held by or issuable to the Purchaser upon exercise of the Options (but only to the extent such Options have not expired due to passage of time) or otherwise bears to the total number of outstanding shares of Common Stock of the Company, plus all shares of Common Stock issuable upon exercise of then exercisable warrants or options or upon conversion of convertible securities of the Company, at a price and on the other terms specified by the Company in writing delivered to the Purchaser (the "Offer"), and the Offer by its terms shall remain open and irrevocable for a period of thirty (30) days.

6.3.2 Notice of Acceptance. Notice of each Purchaser 's intention to accept, in whole or in part, an Offer made pursuant to Section 6.3.1 shall be evidenced by a writing signed by such Purchaser and delivered to the Company prior to the end of the thirty (30) day period of the Offer, setting forth the portion of the Offered Securities that the Purchaser elects to purchase (the "Notice of Acceptance").

6.4    Conditions to Acceptance By Purchaser.

6.4.1 Permitted Sales of Refused Securities. In the event that a Notice of Acceptance is not given by the Purchaser in respect of all the Offered Securities to which the Purchaser is entitled, the Company shall have on hundred and twenty (120) days from the expiration of the period set forth in Section 6.3 to sell, or to enter into a binding agreement to sell, all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by Purchaser (the "Refused Securities") to the Person or Persons specified in the Offer, but only upon terms and conditions, including, without limitation, unit price and interest rates, which are not more favorable, in unit price and interest rates, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

6.4.2 Reduction in Amount of Offered Securities. In the event the Company shall propose to sell less than all the Refused Securities, then the Purchaser may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 6.3 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that the Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Purchasers in accordance with Section 6.3.

6.4.3 Closing. Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all the Offered Securities not being purchased by Purchaser, the Purchaser shall purchase from the Company, and the Company shall sell to Purchaser, the number of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 6.4.2 if the Purchaser have so elected, upon the terms and conditions specified in the Offer. The purchase by Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the

       Company and the Purchaser of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to Purchaser and its counsel.

6.5 Further Sale. In each case, any Offered Securities not purchased by the Purchaser or other Persons in accordance with Section 6.4 may not be sold or otherwise disposed of until they are again offered to the Purchaser under the procedures specified in Section 6.3, 6.4 and 6.5.

6.6 Exceptions. The rights of the Purchasers under Section 6.3 shall not apply to:

6.6.1 Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock,

6.6.2  Common Stock issued in a Qualified Public Offering,

6.6.3  Common Stock issued upon exercise of the Options,

6.6.4 issuance of shares of Common Stock, or options exercisable therefor to officers, employees, directors or consultants of the Company and any Subsidiary pursuant to the Company's Stock Option Plan, or any other stock option agreement or plan or stock purchase agreement or plan approved by the Purchaser in an amount not greater than the amount specified in Section 5.2.6 hereof,

6.6.5 the issuance by the Company of securities in connection with a merger, consolidation or other acquisition of another corporation, or

6.7 Transfer of Right of Participation. The right of participation held by Purchaser may not be transferred or assigned to any individual or entity which is not an accredited investor within the meaning of Regulation D under the Securities Act.

7. CONDITIONS TO CLOSING.

7.1 Conditions to Purchasers' Obligations at the Closing. The Purchaser's obligation to purchase the Purchased Shares at the Closing are subject to the satisfaction (or, waiver by the Purchaser in the exercise of the Purchaser's sole discretion), at or prior to the Closing Date, of the following conditions:

7.1.1 Amended and Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit 1.2 shall have been filed with, and accepted for filing by, the office of the Secretary of State of the State of California, and shall be in full force and effect.

7.1.2 Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

7.1.3 Legal Investment. On the Closing Date, the sale and issuance of the Purchase Shares, the First Option and the Second Option and the proposed issuance of the First Option Shares and the Second Option Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

7.1.4 Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Option Agreements (except for such as may be properly obtained subsequent to the Closing).


7.1.6 Reservation of Conversion Shares. The First Option Shares and the Second Option Shares issuable upon exercise of the exercise of the Option Agreements shall have been duly authorized and reserved for issuance upon such exercise.

7.1.7 Execution and Delivery of First Stock Option Agreement. Purchaser shall have received the First Stock Option Agreement, duly executed by the parties thereto, in the form attached hereto as Exhibit A.

7.1.8 Execution and Delivery of Indemnification Agreement. Purchaser shall have received the Indemnification Agreement, duly executed by the parties thereto, in the form attached hereto as Exhibit C.

7.1.9 Approval of Budget for Calendar Year 1999. Purchaser shall have been presented with, and shall have approved a budget of the Company for the calendar year ending December 31, 1999 (the "1999 Budget").

7.7 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Purchase Shares at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

7.7.1 Representations and Warranties True. The representations and warranties made by the Purchaser acquiring Purchase Shares in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

7.7.2 Performance of Obligations. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

8. REGISTRATION RIGHTS. The registration rights set forth in this Section 8 are only applicable after the exercise of the First Option or investment by the Purchaser of at least $1,000,000 in securities of the Company.

8.1 "Piggy Back" Registration. If at any time after the exercise of the First Option or investment by the Purchaser of at least $1,000,000 in securities of the Company, the Company shall determine to register under the Securities Act (including pursuant to a demand of any shareholder of the Company exercising registration rights) any of its Common Stock (except (i) shares to be issued solely in connection with any acquisition of any entity or business; (ii) shares issuable solely upon exercise of stock options;
     (iii) shares issuable solely pursuant to employee benefit plans; or (iv) shares proposed to be registered on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares), it shall send to each holder of Registrable Shares, written notice of such determination and, if within twenty (20) days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares that such holder requests to be registered, except that if, in connection with any offering involving an underwriting of shares of the Company's Common Stock, the managing underwriter shall impose a reasonable limitation on the number of shares of Common Stock included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution or will otherwise jeopardize the success of the Offering, then such limitation shall be imposed pro rata among the holders of such Common Stock having an incidental ("piggy back") right to include such Common Stock in the registration statement as provided below, and, to the extent any Registrable Shares remain available for registration after the underwriter's cut-back, the Company shall be obligated to include in such registration statement only the product of (i) the number of Registrable Shares with respect to which such holder has requested inclusion hereunder and (ii) such holder's Ownership Percentage, as that term is defined in
     Section 9.1. For purposes of the apportionment provided for in the preceding sentence, for any holder of Registrable Shares that is a partnership or a corporation, the partners, retired partners, and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single holder, Notwithstanding the foregoing, no such reduction shall be made with respect to securities being offered by the Company for its own. If any holder of Registrable Shares disapproves of the terms of such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter given within three (3) days of the time such holder becomes aware of such terms. No incidental right under this Section 8.1 shall be construed to limit any registration required under Section 8.2.

8.2  Required Registration.

8.2.1 If on any two occasions, following the completion of the Company's initial public offering (other than an offering relating solely to any acquisition of any entity or business, or to the sale of securities to officers, directors, employees, or consultants of the Company pursuant to a stock option, stock purchase, or similar plan or arrangement), one or more holders of the Registrable Shares shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale at least fifty percent (50%) of the Registrable Shares, the Company will so notify all holders of Registrable Shares. Upon written request of any holder given within thirty (30) days after the receipt by such holder from the Company of such notification, the Company will use its reasonable best efforts to cause all or any part of the Registrable Shares that may be requested by any holder thereof (including the holder or holders giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as reasonably possible. If (i) the Company determines to include shares to be sold by it in any registration request under this Section 8.2 pursuant to a registration statement for which the Company has previously sent written notice of its determination to register shares to holders of Registrable Shares under
       Section 8.1, or (ii) the Company determines to include shares to be sold by it in any registration request under this Section 8.2 and such inclusion of shares results in a cut-back or limitation of the number of shares or other benefits to the holder(s) of the Registrable Shares submitting the registration request under this Section 8.2, then such registration shall be deemed to have been a registration under Section 8.1.

8.2.2 If the holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection (a) and the Company shall include such information in the written notice referred to in subsection (a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any holder to include its Registrable Shares in such registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Shares in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder) to the extent provided herein. All holders proposing to distribute their Securities through such underwriting shall (together with the Company if required or desired by the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 8.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all holders of Registrable Shares which would otherwise be underwritten pursuant hereto, and the number of Registrable Shares that may be included in the underwriting shall be allocated among all holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Shares of the Company owned by each holder; provided, however, that the number of Registrable Shares to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

8.2.3 Notwithstanding the foregoing, if the Company shall furnish to holders requesting a registration statement pursuant to this Section 8.2, a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

8.2.4 In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 8.2:

8.2.4.1  after the Company has effected two registrations pursuant to this
         Section 8.2 and such registrations have been declared or ordered effective; or

8.2.4.2 if the Initiating Holders propose to dispose of shares of Registrable Shares that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 8.3 below: or

8.2.4.3 if the Company has effected a registration pursuant to this Section 8.2 and such registration has been declared or ordered effective within the previous 12 months.

8.3 Registration on Form S-3. In addition to the rights provided the holders of Registrable Shares in Section 8.1 and Section 8.2 above, from and after the date that the registration of Registrable Shares under the Securities Act can be effected on Form S-3 (or any similar successor form promulgated by the Securities and Exchange Commission) through the period ending five years following the Company's first public offering of its Common Stock in an offering registered under the Securities Act, the Company will promptly so notify each holder of Registrable Shares and then will at any time, and from time to time, during such period, as expeditiously as possible, use its best efforts to effect registration under the Securities Act on said Form S-3 of all or such portion of the Registrable Shares as the holder or holders shall specify. Notwithstanding the above, the Company shall not be obligated to effect any registration pursuant to this Section 8.3: (i) if Form S-3 (or any similar successor form promulgated by the Securities and Exchange Commission) is not available for such offering by the holders; (ii) if the holders of Registrable Shares, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Shares and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000:
         (iii) if the Company shall furnish the holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the

     Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the holder or holders under this
     Section 8 3; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 (or any similar successor form promulgated by the Securities and Exchange Commission).for the holders pursuant to this Section 8.3.

8.4 Effectiveness. The Company will use its best efforts to maintain the effectiveness for up to nine (9) months of any registration statement pursuant to which any of the Registrable Shares are being offered and will from time to time amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

8.5 Indemnification of Holders of Registrable Shares. In the event that the Company registers any of the Registrable Shares under the Securities Act, to the extent permitted by law, the Company will indemnify and hold harmless each holder and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless such untrue statement or omission was made in such registration statement, preliminary, or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein; provided that if a registration statement or any prospectus is amended to correct an untrue or misleading statement or omission, and any person who would otherwise be entitled to indemnification under this Section 8.5 fails to read such amendment and that failure results in a claim, loss, damage, expense or liability which would otherwise be covered under this section, then the indemnification of this section shall not apply; and provided, further that if any untrue statement or omission is contained in a preliminary, or amended preliminary prospectus and the final prospectus corrects the untrue statement or omission and is timely furnished to the holders of Registrable Shares and any underwriters, then the indemnification of this section shall not apply. Promptly after receipt, but in any event, not more than 30 days after receipt, by any holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall have the right to participate in, and to the extent it so desires, to assume the defense and full control of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such holder of Registrable Shares, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company, except as otherwise provided herein, Such holder of Registrable Shares, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel and payment of such fees and expenses of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's consent. The Company shall not, except with the approval of each party, being indemnified under this Section 8.5, consent to entry of any judgment with respect to a matter against an indemnitee or enter into any settlement of a matter against an indemnitee that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

8.6 Indemnification of Company. In the event that the Company registers any of the Registrable Shares under the Securities Act, to the extent permitted by law, each holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares, expressly for use therein; provided, however, that such holder's obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the Registrable Shares sold in such registration, and provided further, that if a registration statement or any prospectus is amended to correct an untrue or misleading statement or omission and any person who would otherwise be entitled to indemnification under this section fails to read such amendment and that failure results in a claim, loss, damages, expenses or liability which would otherwise be covered under this section, then the indemnification of this Section 5.6 shall not apply; and provided, further that if any untrue statement or omission is contained in a preliminary or amended preliminary prospectus and the final prospectus corrects the untrue statement or omission and is timely furnished to the holders of Registrable Shares and any underwriters, then the indemnification of this section shall not apply, Promptly after receipt, but in any event not more than 30 days after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such holder of Registrable Shares, the Company will notify such holder of Registrable Shares in writing of the commencement thereof, and such holder of Registrable Shares shall, subject to the provisions hereinafter stated, such holder shall have the right to participate in, and to the extent it so desires, to assume the defense and full control of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnify may be sought against such holder of Registrable Shares, except as otherwise provided herein. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of such holder of Registrable Shares unless employment of such counsel and payment of such fees and expenses of such counsel has been specifically authorized by such holder of Registrable Shares. Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify, any holder of Registrable Shares pursuant to Section 8.5, the Company shall have the right to assume the defense of such action, subject to the right of such holders to participate therein as permitted by Section
     8.5. Such holder of Registrable Shares shall not be liable to indemnify any person for any settlement of any such action effected without such holder's consent. Such holder shall not, except with the approval of the Company, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

8.7 Exchange Act Registration. At such time as it is required under the Exchange Act, the Company will use its best efforts to file on a timely basis with the Securities and Exchange Commission all material information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information under the Exchange Act, shall use its best reasonable efforts to take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Company's Common Stock. From and after the first filings provided above, the Company shall furnish to any holder of Registrable Shares forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Securities and Exchange Commission, and (iii) any other reports and documents that a holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a holder to sell any such Registrable Securities without registration.

8.8 Further Obligations of the Company. Whenever under the preceding Sections of this Section 8 the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

8.8.1 Furnish to each selling holder such copies of each preliminary and final prospectus and any other documents that such holder may reasonably request to facilitate the public offering of its Registrable Shares;

8.8.2 Use its best efforts to register or qualify the Registrable Shares to be registered pursuant to this Article 5 under the applicable securities or "blue sky" laws of such jurisdictions as any selling holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

8.8.3    Furnish to each selling holder a signed counterpart of:

8.8.3.1 an opinion of counsel for the Company, dated the effective date of the registration statement: and

8.8.3.2 "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, but only if and to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities: and

8.8.4 Permit each selling holder or its counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by it; and

8.8.5 Furnish to each selling holder, upon request, a copy of all documents filed with and all correspondence from or to the Securities and Exchange Commission in connection with any such offering unless confidential treatment of such information has been requested of the Securities and Exchange Commission.

8.9 Expenses. Except as otherwise provided in this Agreement, in the case of a registration under Section8.1, 8.2 or 8.3 the Company shall bear all reasonable costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of more than one counsel for the selling holders of Registrable Shares in connection with the registration of their Registrable Shares, (ii) any portion of the underwriter's commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of Registrable Shares, (iii) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified, but only to the extent so prohibited, or (iv) any of such expenses in any registration proceeding begun pursuant to Section 5.2 or
       5.3 if the registration request is subsequently withdrawn at the request of the holders of Registrable Shares participating therein unless such withdrawal is due to a material adverse change in the condition, business, or prospects of the Company from that known to the holders of Registrable Shares at the time of their request and the request is withdrawn with reasonable promptness following disclosure by the Company of such material adverse change.

8.10 Transfer of Registration Rights. The registration rights of the holders of Registrable Shares under this Article 8 may be transferred to any transferee of Registrable Shares that is an accredited investor within the meaning of Regulation D under the Securities Act; and provided, that
       (i) all provisions of this Agreement with respect to the transfer of Registrable Shares have been complied with: (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement: (iii) such Transferee acquires from the purchaser at least $100,000 worth of shares of Common Stock; and (iv) such assignment shall be effective only if immediately following such transfer the further disposition of such Securities by the transferee or assignee is restricted under the Securities Act.

8.11 No Superior Rights. The Company will not grant registration rights to any Person that are superior to the rights granted hereunder.

9. DEFINITIONS AND ACCOUNTING TERMS

9.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

9.1.1  "Closing" shall have the meaning assigned to that term in Section.2.1.

9.1.2 "Company" means and shall include ONLINE TRANSACTION TECHNOLOGIES, INC., a California corporation and its successors and assigns.

9.1.3 "Common Stock" includes (a) the Company's Common Stock, without par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

9.1.4 "Consolidated" when used with reference to any term defined herein shall mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles after eliminating intercompany items and minority interests.

9.1.5 A "Covenant Termination Event" is (i) the closing of a Qualified Public Offering, or (ii) the occurrence of the Repurchase Condition and subsequent expiration without exercise by the Purchaser of the Repurchase Option, or (iii) the completion of the purchase by the Company of the Purchased Shares if the Purchaser exercises the Repurchase Option.

9.1.6 "Debt Securities" means and includes (i) any debt security of the Company that by its terms is convertible into or exchangeable for any equity security of the Company or (ii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such debt security of the Company.

9.1.7 "Disclosure Letter" shall mean that certain disclosure letter of even date herewith certified by the President and the Chairman of the Company and delivered to the Purchaser on or prior to the date hereof.

9.1.8 "Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal Agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

9.1.9 "Indebtedness" means all material obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, excluding any liabilities in respect of deferred federal or state income taxes, but in any event including, without limitation, liabilities secured by any material mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation,
       (i)all material guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any material lease payments due under leases in respect to which the obligor is liable as a lessee, required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

9.1.10 "Ownership Percentage" means and includes, with respect to each holder of Registrable Shares requesting inclusion of Registrable Shares in an offering pursuant to Section 8.1, the number of Registrable Shares held by such holder divided by the aggregate of (i) all Registrable Shares and
       (ii) the total number of all other securities entitled to registration pursuant to agreement with the Company.

9.1.11 "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

9.1.12 "Qualified Public Offering" means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of the Company from which the aggregate net proceeds to the Company exceed $15,000,000 and in which the price per share is at least four times the Per Share Price (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification, or other similar event affecting the Common Stock).

9.1.13 "Registrable Shares" means and includes (i) the Common Stock held by the Purchaser or its permitted assignees; (ii) any other shares of Common Stock held by Purchaser; and (iii) any shares of Common Stock issued or issuable upon conversion of the Purchased Shares, the First Option Shares and/or the Second Option Shares or conversion of other securities of the Company held by the Purchaser.

9.1.14  "Securities" shall have the meaning assigned to that term in Section
        1.2.

9.1.15 "Securities Act" means the Securities Act of 1933, as mended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

9.1.16 "Stock Option Plan" means the Company's Stock Option and Incentive Plan complying with the provisions of Section 5.2.6 , as hereafter adopted and amended from time to time.

9.1.17 "Subsidiary." or "Subsidiaries" means any corporation, 50% or more of the outstanding voting stock of which shall at the time be owned by the Company or by one or more Subsidiaries, or any other entity or enterprise, 50% or more of the equity of which shall at the time be owned by the Company or by one or more Subsidiaries.

9.1.18 "Wholly-Owned Subsidiary" or "Wholly-Owned Subsidiaries" means any corporation, 100% of the outstanding voting stock of which shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries, or any other entity or enterprise, 100% of the equity of which shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries.

9.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, and all other financial data submitted pursuant to this Agreement shall be prepared and calculated in all material respects in accordance with such principles.

10. MISCELLANEOUS.

10.1 Survival. The representations, warranties, covenants and agreements of each party made herein shall survive any investigation made by any party and the closing of the transactions contemplated hereby.

10.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Series A Preferred Stock, the First Option or the Second Option from time to time.

10.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Option Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supercedes all prior writings or communications and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

10.4 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.5 Amendment, Waiver and Remedies. This Agreement may be amended or modified only upon the written consent of the Company and Purchaser. The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Company and the Purchaser. No failure or delay on the part of the Purchaser, or any other holder of the Registrable Shares, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

10.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or the Purchaser at the addresses as set forth on the signature page hereof or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

10.7 Expenses. From and after the Closing, so long as there remain obligations due by the Company under this Agreement, the Company agrees to pay the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants and other outside experts reasonably retained by Purchaser in connection with any amendments, modifications or waivers under this Agreement, the Option Agreements, the Options and other instruments and documents to be delivered hereunder or thereunder; provided, however, that the Company will pay Purchaser's legal fees and expenses resulting from amendments only if prior to the preparation of documents effectuating such amendments the Company and Purchaser have mutually agreed in writing to the proposed amendment and, provided further, that the Company will have no obligation to pay Purchaser's legal fees and expenses resulting from amendments, modifications or waivers requested by the Purchaser. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.8 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

10.10 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this paragraph being untrue.

10.11 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.Negotiation of Agreement. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.


10.12 Further Assurances. From and after the date of this Agreement, upon the reasonable request of Purchasers, or the Company and each Subsidiary, the other party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Securities.

10.13 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE

       PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

     IN WITNESS WHEREOF, the parties hereto have executed the STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                   PURCHASER:

ONLINE TRANSACTION.                        CUMETRIX DATA SYSTEMS
TECHNOLOGIES, INC                          CORP.


By: /s/ IGOR KOGAN                         By: /s/ MAX TOGHRAIE
    ---------------------                      -----------------------
    Igor Kogan, President                      Max Toghraie
                                               Chief Executive Officer

By: /s/ MICHAEL SHIRMAN
    -------------------------
    Michael Shirman, Chairman

Address: 909 6th  Street, Suite 6          Address: 957 Lawson Street
         Santa Monica, California 90403             Industry, California 91748



                                   EXHIBIT A

                          FIRST STOCK OPTION AGREEMENT


 THE SECURITIES EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE
   SECURITIES ACT OF 1933, AS AMENDED, HAVE BEEN TAKEN FOR INVESTMENT AND MAY
     NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE
       DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

                          FIRST STOCK OPTION AGREEMENT

     THIS FIRST STOCK OPTION AGREEMENT (the "Agreement") is made as of the _____ day of December, 1998, by and among ONLINE TRANSACTION TECHNOLOGIES, INC., a California corporation (the "Company"), and CUMETRIX DATA SYSTEMS CORPORATION, a California corporation ("Holder").

                                   RECITALS

     A. The Company and Holder have agreed to enter into a Preferred Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement") relating to the sale and issuance of shares of the Company's Series A-1 Preferred Stock.

     B. The Company desires to grant Holder, pursuant to the Purchase Agreement and in consideration of Holder's agreement to enter into the Purchase Agreement, the right to purchase shares of its Series A-2 Preferred Stock.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth below, the parties hereto covenant and agree as follows:

                                   AGREEMENT

1.   OPTIONS.

     1.1 Grant of Option. The Holder is hereby granted an option (the "First Option") to purchase such number of shares (rounded up to the nearest whole share) of the Company's Series A-2 Preferred Stock (the "First Option Shares") equal to the remainder of (A) the quotient of (x) the number of shares of the Company's Common Stock issued and outstanding (including shares issuable pursuant to outstanding options, warrants, rights and convertible debt or equity securities other than options granted pursuant to this Agreement) as of the date the First Option is exercised, divided by (y) .7429 minus (B) the number of
                                                    -----
shares of the Company's Common Stock issued and outstanding (including shares issuable pursuant to outstanding options, warrants, rights and convertible debt or equity securities other than options granted pursuant to this Agreement) all determined on an as-converted basis as of the date the First Option is exercised. The per share exercise price for the First Option Shares (the "First Option Share Price") shall be equal to the quotient of (x) $900,000 divided by
(y) the number of First Option Shares. The total purchase price (the "Total Purchase Price") of the First Option Shares shall be $900,000. The number and purchase price of such shares are subject to adjustment as provided in Section 2 hereof.

     1.2 Exercise of Option. The First Option may be exercised at any time, only as to all of the First Option Shares, commencing on the date hereof and ending the later of (i) at 5:00 p.m., California Time, on February 1, 1999, and
(ii) seven (7) business days following such time as the Company delivers to the Holder the Company's interactive software capable of performing in all material respects the operations and functions set forth on Exhibit B (the "Term"). The First Option may be exercised prior to the expiration of the Term by the execution and delivery to the Company of a written notice in the form of Exhibit "A" attached hereto, duly completed and executed. The written notice shall be accompanied by payment of the Total Purchase Price in immediately available funds.

2. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF OPTION SHARES. The First Option Share Price and number of First Option Shares shall be subject to adjustment from time to time as follows:

     2.1 In case of any capital reorganization, any reclassification of the Common Stock (other than a change in par value), or the consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or merger of the Company with, another person, except in the case of a consolidation, sale or merger resulting in a Liquidity Event (as defined below), Holder shall thereafter be entitled upon exercise of the First Option to purchase the kind and number of shares of stock or other securities or property of the surviving corporation receivable upon such event by a holder of the number of shares of the Common Stock which the First Option entitles Holder to purchase from the Company immediately prior to such event; and in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Agreement with respect to Holder's rights and interests thereafter, to the end that the provisions set forth in this Agreement (including the specified changes and other adjustments to the First Option Share Price and the Total Purchase Price) shall thereafter be applicable in relation to any other shares or other property thereafter purchasable upon exercise of the First Option.

     2.2 A consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or the merger of the Company with, any other person, in each case resulting in a Liquidity Event shall cause the First Option Shares to terminate on the effective date of such consolidation, sale or merger, provided, however, that Holder shall have the right ending on the fifth day prior to such consolidation, sale or merger to exercise the First Option Shares in part or in whole.

     2.3  A consolidation, sale or merger of the Company as described in Section
2.1 and 2.2 above shall be deemed to result in a "Liquidity Event" if (i) the Company is not the "Surviving Corporation" in such consolidation, sale or merger, and (ii) all of the securities of the Company outstanding immediately prior to such consolidation, sale or merger are exchanged, sold, redeemed or otherwise converted into cash or publicly traded securities. The determination as to whether or not the Company is the "surviving corporation" in any consolidation, sale or merger shall be made on the basis of the relative equity interests of the shareholders in the Company existing after such consolidation, sale or merger as follows: If following any consolidation, sale or merger the holders of outstanding voting securities of the Company prior to such consolidation, sale or merger own equity securities possessing more than 50% of the voting power of the corporation existing after such consolidation, sale or merger then for purposes of this Agreement, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the stockholders of a corporation, immediately after a consolidation, sale or merger, of securities pursuant to this Section 2.3, securities which they owned immediately prior to such consolidation, sale or merger as stockholders of another party to the transaction shall be disregarded.

     2.4 In the case the Company, subsequent to the date hereof and prior to the exercise of this First Option, distributes to any holders of Common Stock, assets (including cash distributions), then upon the exercise of the First Option, Holder shall be entitled to receive an amount equal to the greatest per share amount of consideration received by any holder of the Common Stock times the number of shares of Common Stock into which the shares purchased upon exercise of the First Option are convertible.

     2.5 The grant of the First Option shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF Holder. Holder makes the following representations, warranties and covenants:

     3.1 Holder is acquiring the First Option Shares for its own account with the present intention of holding such security for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities (other than a distribution in compliance with all applicable federal and state securities laws); provided, that nothing contained herein will prevent Holder and its permitted assigns from transferring such securities in compliance with the provisions of Section 5 of this Agreement.

     3.2 Holder is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the relative merits and the risks of an investment in the First Option and in the First Option Shares and of protecting its own interests in connection with this transaction.

     3.3 Holder is willing to bear and is capable of bearing the economic risk of an investment in the First Option and the First Option Shares. In making this representation, consideration has been given to the fact that there is no public market for the First Option and the First Option Shares and as to whether the Holder could afford to hold the First Option and the First Option Shares for an indefinite period of time and whether, at this time, Holder could afford a complete loss of its First Option and the First Option Shares. Holder understands that the restrictions on transfer placed upon Holder pursuant to the provisions of Section 5 of this Agreement may result in Holder being required to hold the First Option until the date of expiration thereof or to hold the First Option Shares for an indefinite period off time.

     3.4 The Company has made available, prior to the date of this Agreement, to Holder the opportunity to ask questions of the Company and its officers, and to receive from the Company and its officers information concerning the terms and conditions of the First Option and this Agreement and to obtain any additional information with respect to the Company, its business, operations and prospects, as reasonably requested by Holder.

     3.5 Holder is an "accredited investor" as that term is defined under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") and an "excluded purchaser" as such term is defined in Section 260.102.13 of the Rules of the California Corporations Commissioner.

4. RESERVATION OF STOCK. The Company covenants that it will at all times reserve and keep (i) available out of its authorized but unissued shares of Series A-2 Preferred Stock, solely for the purpose of issuance upon exercise of the First Option, such number of shares of Series A-2 Preferred Stock as shall at any time be issuable upon the exercise of the First Option and (ii) out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the shares of Series A-2 Preferred Stock issuable upon exercise of the First Option, such number of shares of Common Stock as shall at any time be issuable upon conversion of the Series A-2 Preferred Stock issuable upon exercise of the First Option.

5.   RESTRICTIONS ON TRANSFER OR EXERCISE OF THE OPTIONS.

     5.1 All certificates representing the First Option Shares and any certificates representing the Common Stock issuable upon conversion of the First Option Shares will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED IN ACCORDANCE WITH SAID ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION THEREUNDER."

          If in the reasonable opinion of counsel for the Company, or the opinion of counsel for Holder all future dispositions of any of the First Option or First Option Shares by the contemplated transferee would be exempt from the registration and prospectus delivery requirements of the Securities Act and the qualification requirements of the California Corporate Securities Law, then the restrictions on transfer of such securities contained in this Section 5 shall not apply to any subsequent transfer thereof and the legend set forth above may be removed from the certificates representing such securities.

     5.2 Holder may not transfer, sell, pledge, assign or hypothecate the First Option or the First Option Shares to any person or entity and no person other than Holder may exercise any options unless the transfer of the First Option or First Option Shares to such person was permitted by this Section 5. Prior to any exercise of the First Options or any transfer or attempted transfer of any of the First Options or First Option Shares, Holder shall give the Company written notice of its intention so to do, describing briefly the manner of any such proposed exercise, sale or transfer. The Company agrees to permit such exercise or transfer, provided that such exercise or transfer is not prohibited by this Section 5 and that the Company is reasonably satisfied that such exercise or transfer complies with all applicable federal and state securities laws and regulations, and provided, further, in the case of a sale or transfer Holder deliver to the Company an assignment form in the form attached to this Agreement.

6. REGISTRATION UNDER THE SECURITIES ACT OF 1933 (the "1933 Act"). The Holder will have the right to cause the Common Stock into which the First Option Shares are convertible to be registered under the 1933 Act in accordance with Section 8 of the Purchase Agreement.

7.   DISPUTES.

     7.1  Arbitration.

          7.1.1 Except as otherwise expressly provided for in Section 6(c) below, all disputes arising in connection with this Agreement shall be finally settled by arbitration in Los Angeles, California, in accordance with the rules of the American Arbitration Association (the "Rules of Arbitration") and judgment on the award rendered by the arbitration panel (the "Arbitration Panel") may be entered in any court or tribunal of competent jurisdiction.

          7.1.2 Any party which desires to initiate arbitration proceedings as provided in Section 7.1.1 above may do so by delivering written notice to the other party (the "Arbitration Notice") specifying (A) the nature of the dispute or controversy to be arbitrated, (B) the name and address of the arbitrator appointed by the party initiating such arbitration and (C) such other matters as may be required by the Rules of Arbitration.

          7.1.3 The party who receives an Arbitration Notice shall appoint an arbitrator and notify the initiating party of such arbitrator's name and address within 30 days after delivery of the Arbitration Notice; otherwise, a second arbitrator shall be appointed at the request of the party who delivered the Arbitration Notice as provided in the Rules of Arbitration. The two arbitrators so appointed shall appoint a third arbitrator who shall be the chairman of the Arbitration Panel and who shall be of American nationality. Should the arbitrators appointed by the parties not agree upon the appointment of the third arbitrator within 30 days of their appointment, the third shall be appointed in accordance with the Rules of Arbitration.

          7.1.4 In any arbitration proceeding conducted pursuant to the provision of this Section 7, both parties shall have the right to discovery, to call witnesses and to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both, and such proceedings shall be conducted in the English language.

     7.2 Finality of Decision. All decisions of the Arbitration Panel shall be final, conclusive and binding on all parties and shall not be subject to judicial review. The arbitrator shall divide all costs (other than fees of counsel) incurred in conducting the arbitration proceeding and the final award in accordance with what they deem just and equitable under the circumstances.

     7.3 Limitations. Notwithstanding anything to the contrary contained in Sections 6.1 and 6.2 above, any claim by either party for injunctive or other equitable relief, including specific performance, may be brought in the Superior Court of the State of California for Los Angeles County, or in the United States District Court for the Central District of California, and any judgment, order or decree relating thereto shall have precedence over any arbitral award or proceeding. The Company and the Executive each consent and submit in advance to the jurisdiction of the above-mentioned courts and agrees that venue will be proper in such courts on any such matter.

8.   MISCELLANEOUS.

     8.1 All notices or demands shall be in writing and shall be delivered personally, electronically, telegraphically, or by express or certified mail or registered mail or by private overnight express mail service. Delivery shall be deemed conclusively made (i) at the time of delivery if personally delivered,
(ii) immediately in the event notice is delivered by transmittal over electronic or telephonic transmitting devices, such as telex or telecopy, provided, the party to whom the notice is delivered has a compatible device and electronically or by other written document confirms receipt thereof, or the party otherwise confirms actual receipt thereof, (iii) at the time that the telegraphic agency confirms to the sender delivery thereof to the addressee if served telegraphically, (iv) twenty-four (24) hours after delivery to the carrier if served by any private, overnight, express mail service, (v) twenty-four (24) hours after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by express mail, or (vi) five (5) days after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail.

     Any notice or demand to the Company shall be given to:

               Online Transaction Technologies, Inc.
               909 6th Street, Suite 6
               Santa Monica, California 90403
               Attn:  Board of Directors

     Any notice of demand to the Holder shall be given to:

               Cumetrix Data Systems Corp.
               957 Lawson Street
               Industry, California 9148
               Fax:  (626) 965-8159
               Attn:  Max Toghraie
                      ------------

Any party may, by virtue of written notice in compliance with this paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be delivered.

     8.2 Each party shall execute and deliver all such further instruments, documents and papers, and shall perform any and all acts necessary, to give full force and effect to all of the terms and provisions of this Agreement.

     8.3 No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies.

     8.4 This Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder except that the rights contained in Section 6 may not be transferred to a purchaser the First Option Shares pursuant to a registration statement under the Act covering such proposed distribution or pursuant to the limitations contained in Rule 144 of the Act. The provisions of this Agreement are intended to be for the benefit of all holders from time to time of this Agreement, and shall be enforceable by any such holder.

     8.5 The Company shall not by any action including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of the Option above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Option, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the company to perform its obligations under this Agreement. Upon the request of Holder, the Company will at any time during the term of this Agreement acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Agreement and the obligations of the Company hereunder.

     8.6 Upon receipt by the Company from Holder of evidence reasonably satisfactory to the Company of the ownership of any loss, theft, distribution or mutilation of this Agreement and indemnity reasonably satisfactory to the Company (it being understood that the written agreement of Holder shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Agreement of like tenor to Holder; provided, in the case of mutilation, no indemnity shall be required if this Agreement in identifiable form is surrendered to the Company for cancellation.

     8.7 This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and fully to be performed therein. In all matters of interpretation, whenever necessary to give effort to any provision of this Agreement, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of an other remedy, right, undertaking, obligation or agreement of any party. Each party and its counsel have reviewed and revised this Agreement. As a result, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto.

     8.8 This Agreement may be executed in counterparts which, taken together, shall constitute the whole of the agreement as between the parties.

     8.9 Each party to this Agreement which is a corporation hereby represents and warrants that all necessary corporate action has been taken, including the due adoption of a resolution by its board of directors sufficient to enable such corporation to enter into this Agreement, to be bound thereby and to perform fully as required hereunder.

     8.10 Each person executing this Agreement on behalf of an entity represents and warrants that he or she has been duly authorized to enter into this Agreement on behalf of such entity, and that such entity is thereby fully bound.

     8.11 The terms and conditions of this Agreement shall be subject to all applicable laws and regulations of any governing jurisdictions. If an clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event, the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added a clause or provision as similar in terms and in amount to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, as long as it does not otherwise frustrate the principal purposes of this Agreement.

     8.12 This Agreement may be amended or modified only with the written agreement of the Company and upon the written consent of a majority of the Holders.

     8.13 In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     IN WITNESS WHEREOF, the parties have entered into and executed this Option Agreement as of the date first above written.

                              Online Transaction Technologies, Inc.


                              By:
                                  ------------------------------------

                              Its:
                                  ------------------------------------



                              Cumetrix Data Systems Corporation



                              By:
                                  ------------------------------------

                              Its:
                                  ------------------------------------

                           EXHIBIT "A" TO EXHIBIT A

                              NOTICE OF EXERCISE

             (To be signed only upon exercise of the First Option)

TO:  Online Transaction Technologies, Inc.


     The undersigned, hereby irrevocably elects to exercise the purchase rights represented by the First Option granted to the undersigned on ____________, 1998 and to purchase thereunder ___* shares of Series A-2 Preferred Stock of Online Transaction Technologies, Inc., (the "Company") and herewith encloses payment of $900,000 in full payment for the First Option Shares.

Dated:  ________________, _______



                                  ------------------------------------
                                  (Signature must conform in all
                                  respects to name of either holder
                                  as specified on the face of the
                                  Option)



                                  ------------------------------------
                                  (Please Print Name)



                                  ------------------------------------
                                  (Address)

                             EXHIBIT B TO EXHIBIT A


                           SPECIFICATIONS OF SOFTWARE



                    To be provided Separately to the Holder

                                   EXHIBIT B

                         SECOND STOCK OPTION AGREEMENT


 THE SECURITIES EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE
   SECURITIES ACT OF 1933, AS AMENDED, HAVE BEEN TAKEN FOR INVESTMENT AND MAY
     NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE
       DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.


                         SECOND STOCK OPTION AGREEMENT

     THIS SECOND STOCK OPTION AGREEMENT (the "Agreement") is made as of the _____ day of _________________, 1998, by and among ONLINE TRANSACTION TECHNOLOGIES, INC., a California corporation (the "Company"), and CUMETRIX DATA SYSTEMS CORPORATION, a California corporation ("Holder").


                                    RECITALS

     A. The Company and Holder have agreed to enter into a Preferred Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement") relating to the sale and issuance of shares of the Company's Series A-1 Preferred Stock.

     B. Holder received upon entering into the Purchase Agreement an option (the "First Option") to acquire shares of the Company's Series A-2 Preferred Stock.

     C. Upon exercise of the First Option, the Company desires to grant Holder, pursuant to the Purchase Agreement and in consideration of Holder's exercise of the First Option, the right to purchase shares of its Series A-3 Preferred Stock.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth below, the parties hereto covenant and agree as follows:

                                   AGREEMENT

1.   OPTIONS.

     1.1 Grant of Option. The Holder is hereby granted an option (the "Second Option") to purchase such number of shares (rounded up to the nearest whole share) of the Company's Series A-3 Preferred Stock (the "Second Option Shares") equal to the remainder of (A) the quotient of (x) the number of shares of the Company's Common Stock issued and outstanding (including shares issuable pursuant to outstanding options, warrants, rights and convertible debt or equity securities other than options granted pursuant to this Agreement) as of the date the Second Option is initially exercised, divided by (y) .7857 minus (B) the
                                                               -----
number of shares of the Company's Common Stock issued and outstanding (including shares issuable pursuant to outstanding options, warrants, rights and convertible debt or equity securities other than options granted pursuant to this Agreement) all determind on an as-converted basis as of the date the Second Option is initially exercised. The per share exercise price for the Second Option Shares (the "Second Option Share Price") shall be equal to the quotient of (x) $8,000,000 divided by (y) the number of Second Option Shares. The total purchase price (the "Total Purchase Price") of the Second Option Shares shall be $8,000,000. The number and purchase price of such shares are subject to adjustment as provided in Section 2 hereof.

     1.2 Exercise of Option. The Second Option may be exercised at any time, in whole or in part, provided the Second Option is initially exercised as to at least $4 million worth of the Second Option Shares, commencing on the date the First Option is exercised and ending at 5:00 p.m., California Time, on the date that is the later of (i) nine months after the First Option is exercised or (ii) November 1, 1999 (the "Term"). Holder shall be entitled to purchase all the Second Option Shares, but only up to an amount not to exceed, on an as-converted basis determined as of the date of the exercise of the Second Option, 50% of the issued and outstanding shares of the Company's Common Stock on a fully diluted basis as of the date the Second Option is initially exercised. The Second Option may be exercised prior to the expiration of the Term by the execution and delivery to the Company of a written notice in the form of Exhibit "A" attached hereto, duly completed and executed. The written notice shall be accompanied by payment of the Second Option Share Price for each share for which the Second Option is exercised in immediately available funds.

2. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF OPTION SHARES. The Second Option Share Price and number of Second Option Shares shall be subject to adjustment from time to time as follows:

     2.1 In case of any capital reorganization, any reclassification of the Common Stock (other than a change in par value), or the consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or merger of the Company with, another person, except in the case of a consolidation, sale or merger resulting in a Liquidity Event (as defined below), Holder shall thereafter be entitled upon exercise of the Second Option to purchase the kind and number of shares of stock or other securities or property of the surviving corporation receivable upon such


                                      2.

event by a holder of the number of shares of the Common Stock which the Second Option entitles Holder to purchase from the Company immediately prior to such event; and in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Agreement with respect to Holder's rights and interests thereafter, to the end that the provisions set forth in this Agreement (including the specified changes and other adjustments to the Second Option Share Price and the Total Purchase Price) shall thereafter be applicable in relation to any other shares or other property thereafter purchasable upon exercise of the Second Option.

     2.2 A consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or the merger of the Company with, any other person, in each case resulting in a Liquidity Event shall cause the Second Option Shares to terminate on the effective date of such consolidation, sale or merger, provided, however, that Holder shall have the right ending on the fifth day prior to such consolidation, sale or merger to exercise the Second Option Shares in part or in whole.

     2.3  A consolidation, sale or merger of the Company as described in Section
2.1 and 2.2 above shall be deemed to result in a "Liquidity Event" if (i) the Company is not the "Surviving Corporation" in such consolidation, sale or merger, and (ii) all of the securities of the Company outstanding immediately prior to such consolidation, sale or merger are exchanged, sold, redeemed or otherwise converted into cash or publicly traded securities. The determination as to whether or not the Company is the "surviving corporation" in any consolidation, sale or merger shall be made on the basis of the relative equity interests of the shareholders in the Company existing after such consolidation, sale or merger as follows: If following any consolidation, sale or merger the holders of outstanding voting securities of the Company prior to such consolidation, sale or merger own equity securities possessing more than 50% of the voting power of the corporation existing after such consolidation, sale or merger then for purposes of this Agreement, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the stockholders of a corporation, immediately after a consolidation, sale or merger, of securities pursuant to this Section 2.3, securities which they owned immediately prior to such consolidation, sale or merger as stockholders of another party to the transaction shall be disregarded.

     2.4 In the case the Company, subsequent to the date hereof and prior to the exercise of the Second Option, distributes to any holders of Common Stock, assets (including cash distributions), then upon the exercise of the Second Option, Holder shall be entitled to receive an amount equal to the greatest per share amount of consideration received by any holder of the Common Stock times the number of shares of Common Stock into which the shares purchased upon exercise of the Second Option are convertible.

     2.5 The grant of the Second Option shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.


                                      3.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOLDER. Holder makes the following representations, warranties and covenants:

     3.1 Holder is acquiring the Second Option Shares for its own account with the present intention of holding such security for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities (other than a distribution in compliance with all applicable federal and state securities laws); provided, that nothing contained herein will prevent Holder and its permitted assigns from transferring such securities in compliance with the provisions of Section 5 of this Agreement.

     3.2 Holder is an experienced and sophisticated investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the relative merits and the risks of an investment in the Second Option and in the Second Option Shares and of protecting its own interests in connection with this transaction.

     3.3 Holder is willing to bear and is capable of bearing the economic risk of an investment in the Second Option and the Second Option Shares. In making this representation, consideration has been given to the fact that there is no public market for the Second Option and the Second Option Shares and as to whether the Holder could afford to hold the Second Option and the Second Option Shares for an indefinite period of time and whether, at this time, Holder could afford a complete loss of its Second Option and the Second Option Shares.
Holder understands that the restrictions on transfer placed upon Holder pursuant to the provisions of Section 5 of this Agreement may result in Holder being required to hold the Second Option until the date of expiration thereof or to hold the Second Option Shares for an indefinite period off time.

     3.4 The Company has made available, prior to the date of this Agreement, to Holder the opportunity to ask questions of the Company and its officers, and to receive from the Company and its officers information concerning the terms and conditions of the Second Option and this Agreement and to obtain any additional information with respect to the Company, its business, operations and prospects, as reasonably requested by Holder.

     3.5 Holder is an "accredited investor" as that term is defined under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") and an "excluded purchaser" as such term is defined in Section 260.102.13 of the Rues of the California Corporations Commissioner.

4. RESERVATION OF STOCK. The Company covenants that it will at all times reserve and keep (i) available out of its authorized but unissued shares of Series A-3 Preferred Stock, solely for the purpose of issuance upon exercise of the Second Option, such number of shares of Series A-3 Preferred Stock as shall at any time be issuable upon the exercise of the Second Option and (ii) out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the shares of Series A-3 Preferred Stock issuable upon the exercise of the Second Option, such number of shares of Common Stock as shall then be issuable upon the conversion of the shares of Series A-3 Preferred Stock issuable upon the exercise of the Second Option.


                                      4.

5.   RESTRICTIONS ON TRANSFER OR EXERCISE OF THE OPTIONS.

     5.1 All certificates representing the Second Option Shares and any certificates representing the Common Stock issuable upon conversion of the Second Option Shares will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED IN ACCORDANCE WITH SAID ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION THEREUNDER."

          If in the reasonable opinion of counsel for the Company, or the opinion of counsel for Holder all future dispositions of any of the Second Option or Second Option Shares by the contemplated transferee would be exempt from the registration and prospectus delivery requirements of the Securities Act and the qualification requirements of the California Corporate Securities Law, then the restrictions on transfer of such securities contained in this Section 5 shall not apply to any subsequent transfer thereof and the legend set forth above may be removed from the certificates representing such securities.

     5.2 Holder may not transfer, sell, pledge, assign or hypothecate the Second Option or the Second Option Shares to any person or entity and no person other than Holder may exercise any options unless the transfer of the Second Option or Second Option Shares to such person was permitted by this Section 5. Prior to any exercise of the Second Options or any transfer or attempted transfer of any of the Second Options or Second Option Shares, Holder shall give the Company written notice of its intention so to do, describing briefly the manner of any such proposed exercise, sale or transfer. The Company agrees to permit such exercise or transfer, provided that such exercise or transfer is not prohibited by this Section 5 and that the Company is reasonably satisfied that such exercise or transfer complies with all applicable federal and state securities laws and regulations, and provided, further, in the case of a sale or transfer Holder deliver to the Company an assignment form in the form attached to this Agreement.

6. REGISTRATION UNDER THE SECURITIES ACT OF 1933 (the "1933 Act"). The Holder will have the right to cause the Common Stock into which the Second Option Shares are convertible to be registered under the 1933 Act in accordance with
Section 8 of the Purchase Agreement.

7.   DISPUTES.

     7.1  Arbitration.

          7.1.1 Except as otherwise expressly provided for in Section 6(c) below, all disputes arising in connection with this Agreement shall be finally settled by arbitration in Los Angeles, California, in accordance with the rules of the American Arbitration Association (the


                                      5.

"Rules of Arbitration") and judgment on the award rendered by the arbitration panel (the "Arbitration Panel") may be entered in any court or tribunal of competent jurisdiction.

          7.1.2 Any party which desires to initiate arbitration proceedings as provided in Section 7.1.1 above may do so by delivering written notice to the other party (the "Arbitration Notice") specifying (A) the nature of the dispute or controversy to be arbitrated, (B) the name and address of the arbitrator appointed by the party initiating such arbitration and (C) such other matters as may be required by the Rules of Arbitration.

          7.1.3 The party who receives an Arbitration Notice shall appoint an arbitrator and notify the initiating party of such arbitrator's name and address within 30 days after delivery of the Arbitration Notice; otherwise, a second arbitrator shall be appointed at the request of the party who delivered the Arbitration Notice as provided in the Rules of Arbitration. The two arbitrators so appointed shall appoint a third arbitrator who shall be the chairman of the Arbitration Panel and who shall be of American nationality. Should the arbitrators appointed by the parties not agree upon the appointment of the third arbitrator within 30 days of their appointment, the third shall be appointed in accordance with the Rules of Arbitration.

          7.1.4 In any arbitration proceeding conducted pursuant to the provision of this Section 7, both parties shall have the right to discovery, to call witnesses and to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both, and such proceedings shall be conducted in the English language.

     7.2 Finality of Decision. All decisions of the Arbitration Panel shall be final, conclusive and binding on all parties and shall not be subject to judicial review. The arbitrator shall divide all costs (other than fees of counsel) incurred in conducting the arbitration proceeding and the final award in accordance with what they deem just and equitable under the circumstances.

     7.3 Limitations. Notwithstanding anything to the contrary contained in Sections 6.1 and 6.2 above, any claim by either party for injunctive or other equitable relief, including specific performance, may be brought in the Superior Court of the State of California for Los Angeles County, or in the United States District Court for the Central District of California, and any judgment, order or decree relating thereto shall have precedence over any arbitral award or proceeding. The Company and the Executive each consent and submit in advance to the jurisdiction of the above-mentioned courts and agrees that venue will be proper in such courts on any such matter.

8.   MISCELLANEOUS.

     8.1 All notices or demands shall be in writing and shall be delivered personally, electronically, telegraphically, or by express or certified mail or registered mail or by private overnight express mail service. Delivery shall be deemed conclusively made (i) at the time of delivery if personally delivered,
(ii) immediately in the event notice is delivered by transmittal over electronic or telephonic transmitting devices, such as telex or telecopy, provided, the party to whom the notice is delivered has a compatible device and electronically or by other written


                                      6.

document confirms receipt thereof, or the party otherwise confirms actual receipt thereof, (iii) at the time that the telegraphic agency confirms to the sender delivery thereof to the addressee if served telegraphically, (iv) twenty-four (24) hours after delivery to the carrier if served by any private, overnight, express mail service, (v) twenty-four (24) hours after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by express mail, or (vi) five (5) days after deposit thereof in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail.

     Any notice or demand to the Company shall be given to:

               Online Transaction Technologies, Inc.
               909 6th Street, Suite 6
               Santa Monica, California 90403
               Attn:  Board of Directors

     Any notice of demand to the Holder shall be given to:

               Cumetrix Data Systems Corp.
               957 Lawson Street
               Industry, CA 91748
               Attn:  Chairman

Any party may, by virtue of written notice in compliance with this paragraph, alter or change the address or the identity of the person to whom any notice, or copy thereof, is to be delivered.

     8.2 Each party shall execute and deliver all such further instruments, documents and papers, and shall perform any and all acts necessary, to give full force and effect to all of the terms and provisions of this Agreement.

     8.3 No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies.

     8.4 This Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder except that the rights contained in Section 6 may not be transferred to a purchaser of the Second Option Shares pursuant to a registration statement under the Act covering such proposed distribution or pursuant to the limitations contained in Rule 144 of the Act. The provisions of this Agreement are intended to be for the benefit of all holders from time to time of this Agreement, and shall be enforceable by any such holder.

     8.5 The Company shall not by any action including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good


                                      7.

faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of the Option above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Option, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the company to perform its obligations under this Agreement. Upon the request of Holder, the Company will at any time during the term of this Agreement acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Agreement and the obligations of the Company hereunder.

     8.6 Upon receipt by the Company from Holder of evidence reasonably satisfactory to the Company of the ownership of any loss, theft, distribution or mutilation of this Agreement and indemnity reasonably satisfactory to the Company (it being understood that the written agreement of Holder shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Agreement of like tenor to Holder; provided, in the case of mutilation, no indemnity shall be required if this Agreement in identifiable form is surrendered to the Company for cancellation.

     8.7 This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and fully to be performed therein. In all matters of interpretation, whenever necessary to give effort to any provision of this Agreement, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of an other remedy, right, undertaking, obligation or agreement of any party. Each party and its counsel have reviewed and revised this Agreement. As a result, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto.

     8.8 This Agreement may be executed in counterparts which, taken together, shall constitute the whole of the agreement as between the parties.

     8.9 Each party to this Agreement which is a corporation hereby represents and warrants that all necessary corporate action has been taken, including the due adoption of a resolution by its board of directors sufficient to enable such corporation to enter into this Agreement, to be bound thereby and to perform fully as required hereunder.

     8.10 Each person executing this Agreement on behalf of an entity represents and warrants that he or she has been duly authorized to enter into this Agreement on behalf of such entity, and that such entity is thereby fully bound.


                                      8.

     8.11 The terms and conditions of this Agreement shall be subject to all applicable laws and regulations of any governing jurisdictions. If an clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event, the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added a clause or provision as similar in terms and in amount to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, as long as it does not otherwise frustrate the principal purposes of this Agreement.

     8.12 This Agreement may be amended or modified only upon the written agreement of the Company and upon the written consent of a majority of the Holders.

     8.13 In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.


                                      9.

     IN WITNESS WHEREOF, the parties have entered into and executed this Option Agreement as of the date first above written.

                              Online Transaction Technologies, Inc.



                              By:
                                  ------------------------------------

                              Its:
                                  ------------------------------------



                              Cumetrix Data Systems Corporation



                              By:
                                  ------------------------------------

                              Its:
                                  ------------------------------------



                                      10.

                           EXHIBIT "A" TO EXHIBIT B

                              NOTICE OF EXERCISE

             (To be signed only upon exercise of the Second Option)

TO:  Online Transaction Technologies, Inc.


     The undersigned, hereby irrevocably elects to exercise the purchase rights represented by the Second Option granted to the undersigned on ____________, 1998 and to purchase thereunder ___* shares of Series A-3 Preferred Stock of Online Transaction Technologies, Inc., (the "Company") and herewith encloses payment of $_____________ in full payment of the purchase price of such shares being purchased.

Dated:  ________________, _______



                                  ------------------------------------
                                  (Signature must conform in all
                                  respects to name of either holder
                                  as specified on the face of the
                                  Option)




                                  ------------------------------------
                                  (Please Print Name)




                                  ------------------------------------
                                  (Address)




                                      11.

                                   EXHIBIT C

                           INDEMNIFICATION AGREEMENT
                           -------------------------


     THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of December ___, 1998, by and among Cumetrix Data Systems Corp., a California corporation ("Cumetrix") on the one hand, and Colin P. Kruger, Igor Kogan, Michael Shirman (collectively, the "Principal Shareholders"), on the other hand.

                                R E C I T A L S
                                - - - - - - - -

     A. Cumetrix has, upon the terms and subject to the conditions of that certain Stock Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), entered into with Online Transaction Technologies, Inc., a California corporation (the "Company"), has agreed to purchase from the Company 88,326 shares (the "Purchased Shares") of the Series A-1 Preferred Stock, without par value, of the Company (the "Series A-1 Preferred Stock").

     B. In consideration of the purchase of the Purchased Shares by Cumetrix, the Company has granted Cumetrix (i) an option (the "First Option") to purchase shares of Series A-2 Preferred Stock, without par value, pursuant to that certain First Stock Option Agreement, dated as of even date herewith (the "First Option Agreement"), and (ii) an option (the "Second Option") to purchase Series A-3 Preferred Stock, without par value, pursuant to that certain Second Stock Option Agreement, dated as of even date herewith (the "Second Option Agreement").

     C. A material and essential inducement for Cumetrix (i) to enter into the Purchase Agreement, the First Option Agreement and the Second Option Agreement, and the other agreements contemplated thereby and (ii) to exercise the First Option and/or the Second Option, if applicable, is that the Principal Shareholders, who collectively hold all of the outstanding Common Stock of the Company, enter into this Agreement.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto, and as a material inducement to Cumetrix to enter into the Purchase Agreement, First Option Agreement and Second Option Agreement, the parties hereto hereby agree as follows:

1.        Indemnification by the Principal Shareholders.  The Principal
          ---------------------------------------------
Shareholders hereby jointly and severally covenant and agree to indemnify, defend and hold harmless Cumetrix and its respective former and current directors, officers, shareholders, employees, attorneys and agents, as the case may be, and each of their successors and assigns (individually, an "Indemnified Party") and hold them harmless from, against and in respect of any and all costs, losses (including investment losses), claims, liabilities, damages and expenses, including court costs and fees and disbursements of counsel, (collectively, "Losses") incurred by any of them, directly or indirectly, in connection with:


                                      12.

     (a) any action, proceeding, investigation, inquiry or suit, commenced or threatened, arising under or in connection with that certain Contract to Provide Web Site Related Services, dated as of August 7, 1995, by and between ZAUCTION, a California general partnership and CODA, a partnership (the "ZAUCTION Agreement"); and

     (b) any action, proceeding, investigation, inquiry or suit, commenced or threatened, by ZAUCTION, its principals or affilates (collectively, the "Z Group") or any person or entity claiming through, for, or on behalf of Z Group or its principals or affiliates (by assignment, subrogation or otherwise), relating to the intellectual property rights (or alleged rights) of Z Group, including without limitation infringement (or alleged infringement or other claimed invasion) of the ZAUCTION Agreement and all claims related thereto.

2.   Duty to Defend, Etc.  If the facts giving rise to any such indemnification
     -------------------
shall involve any actual claim or demand by any third Person (an "Indemnified Claim") against an Indemnified Party, said Indemnified Party shall as soon as reasonably practicable notify the Principal Shareholders in writing of such Indemnified Claim (a "Claim Notice") stating with reasonable specificity the circumstances giving rise to the Indemnified Party's claim for indemnification; provided, however, that any failure to give such notice will not waive any
--------  -------
rights of the Indemnified Party except to the extent that the rights of the Principal Shareholders are actually and substantially prejudiced. Within ten
(10) days of receipt of a Claim Notice, the Principal Shareholders shall acknowledge receipt of the Claim Notice and agree to comply with their obligations under this Agreement and shall assume the defense of the Indemnified Party. After providing the Principal Shareholders with the Claim Notice, an Indemnified Party may defend such Indemnified Claim with attorneys of its own choosing until it shall have received written notice from the Principal Shareholders agreeing to assume the defense of such Indemnified Claim and providing a written undertaking of their agreement to assume the defense or prosecution of such Indemnified Claim at the Principal Shareholders' sole cost and expense in accordance with this Agreement. The Principal Shareholders then shall be entitled (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel acceptable to such Indemnified Party; provided, however, that if the defendants in any action shall
                   --------  -------
include both the Principal Shareholders and the Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the Principal Shareholders has an actual or potential conflict of interest, the Indemnified Party shall have the right to separate counsel of its choosing to participate in the defense of such action on its behalf, at the reasonable expense of the Principal Shareholders. Each Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the Principal Shareholders pertinent information under its control relating thereto, but shall be entitled to be reimbursed for all actual costs and expenses incurred by it in connection therewith, including actual loss of earnings of the Indemnified Party (which, in the case of an individual, shall not be greater than $300 per day), with prejudgment interest at the prevailing rate.

3.   Right to Settle or Compromise Claims.  The Principal Shareholders will not,
     ------------------------------------
without the prior written consent of each affected Indemnified Party, settle or compromise any pending or


                                      13.

threatened Indemnified Claim, unless such settlement or compromise includes a full and unconditional release of each such Indemnified Party from all liability arising out of such Indemnified Claim, reasonably satisfactory in form and substance to such Indemnified Party. If the Principal Shareholders assume the defense of an Indemnified Claim, no Indemnified Party will, without the prior written consent of each of the Principal Shareholders, settle or compromise any pending or threatened Indemnified Claim unless such settlement or compromise includes a full and unconditional release of each Principal Shareholder from all liability to the Indemnified Parties arising (under this Agreement or otherwise) out of such claim, action, suit or proceeding, reasonably satisfactory in form and substance to the Principal Shareholders. If the Principal Shareholders decline to assume the defense of an Indemnified Claim, the Indemnified Party shall not, without the prior written consent of each of the Principal Shareholders, which shall not be unreasonably withheld, settle or compromise the Indemnified Claim unless such settlement or compromise includes a full and unconditional release of each Principal Shareholder from all liability to the Indemnified Parties arising (under this Agreement or otherwise) out of such claim, action, suit or proceeding, reasonably satisfactory in form and substance to the Principal Shareholders.

4.   Subrogation.  If the Indemnified Party receives payment or other
     -----------
indemnification from the Principal Shareholders hereunder with respect to any claim or demand by any third Person against the Indemnified Party, the Principal Shareholders shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled and to institute appropriate action for the recovery thereof. The Indemnified Party agrees to provide reasonable levels of assistance and cooperation to the Principal Shareholders in enforcing such rights, but shall be entitled to be reimbursed for all actual costs and expenses incurred by it in connection therewith.

5.   Payment; Attorneys' Fees.  The Indemnified Parties shall be entitled to
     ------------------------
recover from the Principal Shareholders all amounts due the Indemnified Parties pursuant to this Agreement arising out of all matters described in Section 1 and
                                                                   -------------
Section 2 of this Agreement, including court costs and fees of and disbursements
---------
of counsel, in connection with the enforcement of this Agreement. If any action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by either party of its obligations under this Agreement, the prevailing party shall recover all of such party's costs and reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.   Limitations on Liability.  Notwithstanding anything to the contrary in this
     ------------------------
Agreement, with respect to any and all matters described in Section 1 and
Section 2, in no event shall the Principal Shareholders, aggregate indemnification liability exceed 115% of Cumetrix's total cash investment in the Company, determined as of the date of the Claim Notice.

7.   Time Limit on Indemnification and Duty to Defend.  The Principal
     ------------------------------------------------
Shareholders shall only be liable under this Agreement to provide indemnification against Losses and/or defense to Cumetrix for any action, proceeding, investigation, inquiry or suit (as provided in Section 1 and Section 2, above) (a) with respect to which a Claim Notice is received, (b) with respect to which Cumetrix notifies the Principal Shareholders in writing, or (c) which


                                      14.

is asserted in a written claim for indemnification under this Agreement specifying the basis therefor, within one (1) year from the date hereof.

8.   Insurance Proceeds.  Notwithstanding any provision of this Agreement to the
     ------------------
contrary, the Principal Shareholders shall not be obligated to make any payment or otherwise indemnify the Indemnified Parties for losses, damages and expenses paid, suffered or incurred by the Indemnified Parties if and to the extent that the Indemnified Parties have actually received any insurance proceeds under policies purchased by the Company attributable to such losses, damages or expenses.

9.   Further Assurances re Insurance.  The Principal Shareholders will cooperate
     -------------------------------
with Cumetrix in its attempt to purchase insurance relating to the claims covered by this Agreement and will provide all requested representations and warranties to any insurer selected by Cumetrix; provided, that the Principal Shareholders shall not by this paragraph be required to incur personal liability for monetary damages for any breach of representations and warranties to any insurer (other than for fraud).

10.  Waiver of Jury Trial.  EACH SIGNATORY TO THIS AGREEMENT FURTHER WAIVES ITS
     --------------------
RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN ANY OF THE SIGNATORIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement or to any other document or agreement relating to the transactions contemplated by this Agreement.

11.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
     -------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS TO BE EXECUTED AND WHOLLY PERFORMED THEREIN (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

12.  Amendments.  Amendments may be made to this Agreement from time to time
     ----------
with the signed written consent of Cumetrix and each of the Principal Shareholders.

13.  Assignment.  Neither Cumetrix nor any of the Principal Shareholders may
     ----------
assign its rights or delegate its obligations under this Agreement without the written consent of the other parties to this Agreement.

14.  Binding Provisions.  The covenants and agreements contained herein shall be
     ------------------
binding upon, and inure to the benefit of, the permitted successors and assigns of the parties hereto.

15.  Notices.  All notices, demands or other communications hereunder shall be
     -------
in writing and shall be deemed to have been duly given (i) if delivered in person, on the date actually given, (ii)


                                      15.

if by United States mail, certified or registered, with return receipt requested, on the date which is two business days after the date of mailing, or
(iii) if sent by telecopier, on the date transmitted, provided receipt is confirmed by telephone and United States mail with postage prepaid:

          if to Cumetrix:


                                      16.

                  Cumetrix Data Systems Corp.
                  957 Lawson Street
                  Industry, California 91748
                  Telecopy No.:  (626) 965-8159
                  Attention: Max Toghraie

          if to the Principal Shareholders:

                  to the addresses set forth opposite their signatures hereto,

or at such other address as may have been furnished by such Person in writing to the other parties.

16.  Counterparts.  This Agreement may be executed in two or more counterparts,
     ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

17.  Negotiation of Agreement.  Each of the parties acknowledges that it has
     ------------------------
been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

18.  Severability.  If one or more provisions of this Agreement are held to be
     ------------
unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

19.  Entire Agreement.  This Agreement embodies the entire agreement and
     ----------------
understanding of the parties hereto in respect of the subject matter of this Agreement and supersedes all prior agreements, understandings and representations relating to such subject matter.


                                      17.

     IN WITNESS WHEREOF, the parties have executed this Agreement upon the date first written above.

                                       CUMETRIX DATA SYSTEMS CORP.,
                                       a California corporation



                                       By: ______________________________
                                             Max Toghraie
                                             Chief Executive Officer


PRINCIPAL SHAREHOLDERS:

                                       Address:   ___________________________
                                                  ___________________________
___________________________                       ___________________________
Colin P. Kruger

                                       Address:   ___________________________
                                                  ___________________________
___________________________                       ___________________________
Igor Kogan
                                       Address:   ___________________________
                                                  ___________________________
___________________________                       ___________________________
Michael Shirman




                                      18.

                                  EXHIBIT 1.2


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                     ONLINE TRANSACTION TECHNOLOGIES, INC.



     Igor Kogan and Colin Kruger hereby certify that:

     ONE: They are the duly elected and acting President and Secretary, respectively, of Online Transaction Technologies, Inc., a California corporation (the "Corporation").

     TWO: The Articles of Incorporation of this Corporation are hereby amended and restated to read as follows:

                                      I.

     The name of the Corporation is ONLINE TRANSACTION TECHNOLOGIES, INC.

                                      II.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                     III.

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Twelve Million Six Hundred Fifty-Seven Thousand One Hundred and Twenty-Two (12,657,122) shares, Ten Million (10,000,000) shares of which shall be Common Stock (the "Common Stock") and Two Million Six Hundred Fifty-Seven Thousand One Hundred and Twenty-Two (2,657,122) shares of which shall be Preferred Stock (the "Preferred Stock").

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in these Restated Articles of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                      19.

     C. Eighty-Eight Thousand Three Hundred and Twenty-Six (88,326) of the authorized shares of Preferred Stock are hereby designated "Series A-1 Preferred Stock," One Million Sixty-Eight Thousand Seven Hundred Ninety-Six (1,068,796) of the authorized shares of Preferred Stock are hereby designated "Series A-2 Preferred Stock," and One Million Five Hundred Thousand (1,500,000) of the authorized shares of Preferred Stock are hereby designated "Series A-3 Preferred Stock" (collectively, the "Series A Preferred").

     D. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred are as follows:

         1.  DIVIDEND RIGHTS.

             a. So long as any shares of Series A Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any other stock of the Corporation ("Junior Stock"), nor shall any shares of any Junior Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer). The provisions of this Section 1.a. shall not, however, apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of the Corporation that is unanimously approved by the Corporation's Board of Directors. The holders of the Series A Preferred expressly waive their rights, if any, as described in California Corporations Code Sections 502, 503 and 506 as they relate to repurchase of shares upon termination of employment.

         2.  VOTING RIGHTS.

             a. General Rights. Except as otherwise provided herein or as required by law, the Series A Preferred shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series A Preferred shall be entitled to such number of votes as shall be equal to the number of shares of Common Stock (rounded up to the nearest whole number) into which such holder's aggregate number of shares of Series A Preferred are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

             b. Separate Vote of Series A Preferred. Until the occurrence of a Covenant Termination Event (as defined in that certain Preferred Stock Purchase Agreement dated as of December 15, 1998 between the Corporation and Cumetrix Data Systems, Inc.) and thereafter, for so long as at least One Million One Hundred Fifty-Seven Thousand One Hundred And Twenty-Two (1,157,122) shares of Series A Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or


                                      20.

written consent of the holders of at least a majority of the outstanding Series A Preferred shall be necessary for effecting or validating the following actions:

                 (i) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking pari passu or senior to the Series A Preferred in liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series; or

                 (ii) Any redemption, purchase or other acquisition (or payment into or setting aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this Corporation or any subsidiary pursuant to agreements under which this Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of services.

             c. Additional Series A Preferred Protective Provisions. In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A Preferred shall be necessary for effecting or validating the following actions:

                 (i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation of the Corporation (including any filing of a Certificate of Determination) that changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series A Preferred;

                 (ii) Any liquidation or dissolution of this corporation or reclassification of its outstanding capital stock; or

                 (iii) Any issuance of Series A-3 Preferred Stock other than pursuant to the terms of that certain "Second Option" (as defined in that certain Stock Purchase Agreement dated as of December 15, 1998 between the Corporation and Cumetrix Data Systems, Inc.

             d. Election of Board of Directors. For so long as at least One Million One Hundred Fifty-Seven Thousand One Hundred and Twenty-Two (1,157,122) shares of Series A Preferred remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series A Preferred) and the authorized size of the Corporation's Board of Directors is three (3) or more, (i) until such time that the Series A Preferred may elect more than one (1) member of the Corporation's Board of Directors pursuant to the right to cumulate votes for the election of directors under Section 708 of the California Corporations Code, the holders of Series A Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; and (ii) the holders of Common Stock and Series A Preferred, voting as a single class, shall be entitled to elect all remaining members of the Board of Directors at each meeting or


                                      21.

pursuant to each consent of the Corporation's shareholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

         3.  LIQUIDATION RIGHTS.

             a. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Corporation an amount per share of Series A Preferred equal to the Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series A Preferred held by them. The Original Issue Price of the Series A-1 Preferred Stock shall be equal to one dollar and thirteen cents ($1.13), the Original Issue Price of the Series A-2 Preferred Stock shall be equal to eighty four and two tenths cents ($.842), and the Original Issue Price of the Series A-3 Preferred Stock shall be equal to the total amount paid for the Series A-3 Preferred Stock upon the first issuance of such shares divided by the total number of Series A-3 Preferred Stock issued upon the first issuance of such shares. If, upon any liquidation, distribution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth above, then such assets shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

             b. After the payment of the full liquidation preference of the Series A Preferred as set forth in Section 3.a. above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

             c. The following events shall be considered a liquidation under this Section:

                 (i) a consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Corporation's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Corporation is a party in which excess of fifty present (50%) of the Corporation's voting power is transferred; or

                 (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation.

             d. If any of the assets of the corporation are to be distributed other than in cash under this Section 3 or for any purpose, then the Board of Directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Series A Preferred or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series A Preferred or Common Stock of the appraiser's valuation.


                                      22.

             e. If, upon any liquidation, dissolution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred of the liquidation preference set forth in Section 3(a), then such assets shall be distributed among the holders of Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

         4.  CONVERSION RIGHTS.

The holders of the Series A Preferred shall have the following rights with respect to the conversion of the Series A Preferred into shares of Common Stock (the "Conversion Rights"):

             a. Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series A Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Preferred Conversion Rate" then in effect (determined as provided in Section 4.b.) by the number of shares of Series A Preferred being converted.

             b. Series A Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred (the "Series A Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series A Preferred by the "Series A Preferred Conversion Price," calculated as provided in Section 4.c.

             c. Conversion Price. The conversion price for the Series A Preferred shall initially be the Original Issue Price of the Series A Preferred (the "Series A Preferred Conversion Price"). Such initial Series A Preferred Conversion Price shall be adjusted from time to time in accordance with this
Section 4. All references to the Series A Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted.

             d. Mechanics of Conversion. Each holder of Series A Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.


                                      23.

             e. Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date that the first share of Series A Preferred is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series A Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series A Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 4.e. shall become effective at the close of business on the date the subdivision or combination becomes effective.

             f. Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Preferred Conversion Price shall be adjusted pursuant to this Section 4.f. to reflect the actual payment of such dividend or distribution.

             g. Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than as a result of a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation in which the Corporation is the continuing entity and which does not result in any change in the Common Stock) in any such event the Series A Preferred shall be convertible into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

             h.  Reorganizations, Mergers, Consolidations or Sales of Assets.
If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares), as a part of such capital reorganization, provision shall be


                                      24.

made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series A Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

             i.  Sale of Shares Below Series A Preferred Conversion Price.

                 (i) If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection i to have issued or sold, Additional Shares of Common Stock (as defined in subsection i.(iv) below)), other than as a dividend or other distribution on any class of stock as provided in Section 4.f. above, and other than a subdivision or combination of shares of Common Stock as provided in Section 4.e. above, for an Effective Price (as defined in subsection i.(iv) below) less than the then effective Series A Preferred Conversion Price for any then outstanding sub-series of Series A Preferred, then and in each such case the then existing Series A Preferred Conversion Price for such sub-series shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Preferred Conversion Price for such sub-series by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection i.(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Preferred Conversion Price, and
(ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series A Preferred could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding or exercisable on the day immediately preceding the given date.

                 (ii) For the purpose of making any adjustment required under this Section 4.i., the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection i.(iii) below) or rights or options to purchase either Additional Shares of


                                      25.

Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                 (iii) For the purpose of the adjustment required under this
Section 4.i., if the Corporation issues or sells any (i) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or
(ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Preferred Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the


                                      26.

Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities; provided that such readjustment shall not apply to prior conversions of Series A Preferred.

                 (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 4.i., whether or not subsequently reacquired or retired by the Corporation other than (A) shares of Common Stock issued upon conversion of the Series A Preferred; (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date; (D) shares of Common Stock issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination; and (E) shares of Common Stock issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 4.i., into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 4.i., for such Additional Shares of Common Stock.

             j. Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred, if the Series A Preferred is then convertible pursuant to this
Section 4, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Series A Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred.

             k. Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such


                                      27.

record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

             l.  Automatic Conversion.

                 (i) Each share of Series A Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series A Preferred Conversion Price, (A) at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series A Preferred, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (i) the per share price is at least $3.00 (as adjusted for stock splits, dividends, recapitalizations and the like), and
(ii) the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $15,000,000. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4.d.

                 (ii) Upon the occurrence of the event specified in paragraph
(i) above, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred, the holders of Series A Preferred shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4.d.

             m. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the


                                      28.

Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

             n. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

             o. Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

             p. Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred so converted were registered.

             q. No Dilution or Impairment. Without the consent of the holders of the then outstanding Series A Preferred, as required under Section 2.b., the Corporation shall not amend its Restated Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against dilution or other impairment.

         5.  NO REISSUANCE OF SERIES A PREFERRED.

             No share or shares of Series A Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

         6.  NO PREEMPTIVE RIGHTS.

             Shareholders shall have no preemptive rights except as granted by the Corporation pursuant to written agreements.


                                      29.

                                      IV.

     A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     B. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the General Corporation Law of California) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the General Corporation Law of California, subject to the limits on such excess indemnification set forth in Section 204 of the General Corporation Law of California. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California law as so amended.

     C. Any repeal or modification of this Article shall only be prospective and shall not effect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability."

THREE: The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

FOUR: The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the California Corporations Code. The Corporation has one class of stock outstanding and such class of stock is entitled to vote with respect to the amendment herein set forth. The total number of outstanding shares of Common Stock of the Corporation is 3,000,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the outstanding Common Stock voting as a class.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]


                                      30.

The undersigned, Igor Kogan and Colin Kruger, the President and Secretary, respectively, of ONLINE TRANSACTION TECHNOLOGIES, INC., declares under penalty of perjury under the laws of the State of California that the matters set out in the foregoing Certificate are true of his own knowledge.

     Executed at San Diego, California on __________________, 1998.



                                     -----------------------------------------
                                     Igor Kogan, President


Attest:


----------------------------------
Colin Kruger, Secretary


                                      31.

                               ATTACHMENT 5.1.9

                EMPLOYEE INVENTION AND NON-DISCLOSURE AGREEMENT

[Original Document Appears in Dual Column Format]

                     ONLINE TRANSACTION TECHNOLOGIES, INC.

                EMPLOYEE AND CONSULTANT PROPRIETARY INFORMATION
                           AND INVENTIONS AGREEMENT

          In consideration of my employment with or continued employment by or engagement as a consultant to perform services for or for the benefit of ONLINE TRANSACTION TECHNOLOGIES, INC. (the "Company"), and the compensation now and hereafter paid to me for such services, I hereby agree as follows:

1.  Nondisclosure

    1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment or engagement as a consultant and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain the Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

    1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

    1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

    1.4 No Improper Use of Information of Prior Employers and Others. During my employment by or engagement as a consultant to the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any current or former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any current or former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that current or former employer or other person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.  Assignment of Inventions.

    2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

    2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with or engagement as a consultant to the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with or engagement as a consultant to the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with or engagement as a consultant to the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

    2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with or as a result of services performed by me as a consultant to the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."

    2.4 Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

    2.5 Obligation to Keep Company Informed. During the period of my employment or engagement as a consultant and for six (6) months after termination of my employment with or engagement as a consultant to the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment or my engagement as a consultant to the Company. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

    2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

    2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment or engagement as a consultant to and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

    2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment or engagement as a consultant, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment with or engagement as a consultant to the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by or engagement as a consultant to the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by or engagement as a consultant to the Company. I agree further that for the period of my employment by or engagement as a consultant to the Company and for one (l) year after the date of termination of my employment by or engagement as a consultant to the Company I will not induce any employee of or engagement as a consultant to the Company to leave the employ of the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of or a consultant to the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of or upon the termination of my services as a consultant to the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER OR CURRENT EMPLOYER. As an employee, in the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement. As a consultant, in connection with my services as a consultant to the Company, I hereby consent to the notification of my employer and any third party to whom I may provide consulting services of my rights and obligations under this Agreement.

10.  General Provisions.

     10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

     10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     10.4 Survival. The provisions of this Agreement shall survive the termination of my employment or engagement as a consultant and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     10.5 Employment or Engagement as a Consultant. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by or engagement as a consultant to the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment or engagement as a consultant at any time, with or without cause.

     10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     10.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

Dated:  ___________

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.


-----------------------------------
(Signature)


-----------------------------------
(Printed Name)


ACCEPTED AND AGREED TO:

ONLINE TRANSACTION TECHNOLOGIES, INC.


By:
    -------------------------------

Title:
      -----------------------------

-----------------------------------
(Address)

-----------------------------------

Dated:
       -------

                         EXHIBIT A TO ATTACHMENT 5.1.9

                        LIMITED EXCLUSION NOTIFICATION

     THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

     1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

     2.   Result from any work performed by you for the Company.

     To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

     This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

     I ACKNOWLEDGE RECEIPT of a copy of this notification.


                              By:
                                   (PRINTED NAME OF EMPLOYEE)

                              Date:
                                   -----------------------------------
WITNESSED BY:


-----------------------------------
(PRINTED NAME OF REPRESENTATIVE)


                                      A-1.

                         EXHIBIT B TO ATTACHMENT 5.1.9

TO:       ONLINE TRANSACTION TECHNOLOGIES, INC.

FROM:     ____________________

DATE:     ____________________

SUBJECT:  Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevent to the subject matter of my employment by or engagement as a consultant to Online Transaction Technologies, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

     [_]   No inventions or improvements.

     [_]   See below:


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[_]  Additional sheets attached.

     2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

     Invention or Improvement       Party(ies)          Relationship

1.
     ----------------------------   -----------------   ------------------------

2.
     ----------------------------   -----------------   ------------------------

3.
     ----------------------------   -----------------   ------------------------

[_]  Additional sheets attached.

                               ATTACHMENT 5.1.10

                                 BUSINESS PLAN

                  To be provided separately to the Purchaser

                               ATTACHMENT 5.1.12

                                USE OF PROCEEDS

    The proceeds from the sale of the Purchase Shares pursuant to this Agreement will be used by the Company for the development of the software system, purchase of related hardware, licenses, and general infrastructure and working capital.